[NORTHEAST INDIANA BANCORP, INC. LETTERHEAD]

                                                           May ___, 2005

Dear Stockholder:


      You are cordially invited to attend the annual meeting of stockholders of Northeast Indiana Bancorp, Inc. to be held on June 15, 2005 at 1:00 p.m. local time at First Federal Savings Bank's North Office located at 100 Frontage Road, Huntington, Indiana.


      At this important meeting, you will be asked to consider and vote on the election of two directors and the ratification of the appointment of our independent auditors. In addition, you will be asked to vote on proposed amendments to our certificate of incorporation. These amendments will provide for a reverse 1-for-125 stock split followed immediately by a forward 125-for-1 stock split of our common stock. The text of the proposed amendments is attached as Appendix A to the accompanying proxy statement.

      If approved at the annual meeting, the reverse/forward stock split transaction will affect our stockholders as follows:

      If you are a record stockholder with:      Effect:
      ------------------------------------       ------
      125 or more shares:                        Will continue to hold the same number of shares

      Fewer than 125 shares:                     Will be entitled to $23.50 in cash, without interest, per share

      The primary effect of this transaction will be to reduce our total number of stockholders of record to below 300. As a result, we will terminate the registration of our common stock under federal securities laws, our reporting obligations with the Securities and Exchange Commission (the "SEC") will be suspended, and we will no longer be eligible for trading on the Nasdaq market.

      We are proposing this transaction because our Board has concluded, after careful consideration, that the costs and other disadvantages associated with being an SEC-reporting company outweigh any of the advantages. The reasons the Board considered in reaching this conclusion include:

      o we estimate that we will eliminate current costs of approximately $177,750 on an annual basis by eliminating the requirement to make periodic reports and reducing the expenses of stockholder communications;

      o operating as a non-SEC reporting company will reduce the burden on our management that arises from increasingly stringent SEC reporting requirements, including requirements of the Sarbanes-Oxley Act of 2002 ("SOX"), thus allowing management to focus more of its attention on our customers and the communities in which we operate;

      o if the company does not go private before the end of 2006, it will need to comply with the requirements of Section 404 of SOX. Under that Section, the company is required to include a report of management on the company's internal control over financial reporting and an attestation report of the company's independent auditors on management's assessment of the company's internal control over financial reporting. The one-time costs of such initial compliance are estimated at $100,000 in 2006 (assuming the company outsources the project). Each year after 2006, additional costs associated with Section 404 compliance are also anticipated and these could be as much as $50,000 per year. These costs will be avoided if the stockholders approve the reverse/forward stock split described in the accompanying proxy statement;

      o at least 255 of our 429 record shareholders own under 125 shares and the elimination of those small shareholders can be expected to reduce significantly our costs of stockholder communications; and

      o these costs of being a public company outweigh the benefits to a well-capitalized company of our size, and going private will free up management to focus on long-term business prospects beneficial to shareholders and customers.

      The enclosed proxy statement includes a discussion of the alternatives and factors considered by the Board in connection with its approval of the reverse/forward stock split, and we encourage you to read carefully the proxy statement and its appendices. Your Board of Directors believes the terms of the proposed transaction are fair and are in the best interest of our unaffiliated stockholders, and unanimously recommends that you vote "FOR" the proposal to amend our certificate of incorporation.

      Your vote is very important. Whether or not you plan to attend the annual meeting, please complete, date, sign and return your proxy promptly in the enclosed envelope, which requires no postage if mailed in the United States. If you attend the annual meeting, you may vote in person if you wish, even if you have previously returned your proxy.

                                                Sincerely,

                                                /s/ Stephen E. Zahn

                                                Stephen E. Zahn
                                                Chairman of the Board and Chief
                                                Executive Officer

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of this transaction, passed upon the merits or fairness of this transaction or passed upon the adequacy or accuracy of the disclosure in this document. Any representation to the contrary is a criminal offense.

                         NORTHEAST INDIANA BANCORP, INC.
                           648 North Jefferson Street
                            Huntington, Indiana 46750
                                 (260) 356-3311
                           www.firstfedhuntington.com

                              --------------------


                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON JUNE 15, 2005

      An annual meeting of stockholders of Northeast Indiana Bancorp, Inc. (the "Company") will be held on Wednesday, June 15, 2005, at 1:00 p.m., local time at First Federal Savings Bank's North Office located at 100 Frontage Road, Huntington, Indiana:


Reverse/Forward Stock Split
---------------------------

      (1) Reverse/Forward Stock Split. To consider and vote upon a proposal to adopt two amendments to the Company's certificate of incorporation. The amendments will provide for (a) a reverse 1-for-125 stock split, followed immediately by (b) a forward 125-for-1 stock split. Each record stockholder owning fewer than 125 shares of common stock, $.01 par value per share, immediately prior to the reverse split will, instead of participating in the forward split, receive a cash payment equal to $23.50 per share on a pre-split basis.

      (2) Election of Directors. To elect two directors of the Company, each with a term of three years.

      (3) Ratification of Auditors. To ratify the appointment by the Company's Audit Committee of Crow Chizek and Company LLC, as independent auditors for the Company for the fiscal year ending December 31, 2005.

      (4) Adjournment. To approve a proposal to adjourn the annual meeting to permit further solicitation of proxies in the event that an insufficient number of shares is present in person or by proxy to approve the proposals presented at the annual meeting.

      (5) Other Matters. To consider and vote upon a proposal to transact any other business that properly comes before the annual meeting or any adjournment or postponement of the annual meeting.


      The Board of Directors has fixed the close of business on April 26, 2005, as the record date for determining those stockholders entitled to vote at the annual meeting and any adjournment or postponement of the annual meeting. Only stockholders at the close of business on the record date are entitled to notice of, and to vote at, the annual meeting.


      A copy of our Annual Report for the fiscal year ended December 31, 2004, is enclosed. The Annual Report is not part of the proxy soliciting material enclosed with this letter, except as otherwise provided herein.

                                              By order of the Board of Directors

                                                            /s/  Stephen E. Zahn

Huntington, Indiana                                              Stephen E. Zahn
May ___, 2005                  Chairman of the Board and Chief Executive Officer

                          YOUR VOTE IS VERY IMPORTANT.

Whether or not you plan to attend the annual meeting in person, please take the time to vote by completing and marking the enclosed proxy card in the enclosed postage-paid envelope. If you attend the annual meeting, you may still vote in person if you wish, even if you have previously returned your proxy card.

      Your Board of Directors unanimously recommends that you vote "FOR" approval of the amendments to our certificate of incorporation.

                                TABLE OF CONTENTS


SUMMARY TERM SHEET.............................................................................1
QUESTIONS AND ANSWERS ABOUT THE SPLIT TRANSACTION AND THE ANNUAL MEETING.......................6
ABOUT THE ANNUAL MEETING......................................................................10
   Date, Time and Place of Annual Meeting.....................................................10
   Matters to be Considered at the Annual Meeting.............................................10
   Record Date; Voting Power..................................................................10
   Quorum.....................................................................................10
   Vote Required for Approval.................................................................11
   Voting and Revocation of Proxies...........................................................11
   Solicitation of Proxies; Expenses of Solicitation..........................................12
   Other Matters to be Considered at Annual Meeting...........................................12
PROPOSAL 1 -- THE SPLIT TRANSACTION -- SPECIAL FACTORS........................................13
   Overview of the Split Transaction..........................................................13
   Background of the Split Transaction........................................................14
   Reasons for the Split Transaction..........................................................19
   Fairness of the Split Transaction..........................................................22
   Effects of the Split Transaction on Affiliates.............................................27
   Determination of Fairness of Split Transaction By Affiliates...............................27
   Board Recommendation.......................................................................27
   Fairness Opinion of Financial Advisor......................................................28
   Structure of the Split Transaction.........................................................32
   Effects of the Split Transaction on NEIB...................................................33
   Interests of Certain Persons in the Split Transaction......................................36
   Financing of the Split Transaction.........................................................36
   Federal Income Tax Consequences............................................................36
   Appraisal Rights and Dissenters' Rights....................................................38
   Regulatory Requirements....................................................................38
   Accounting Treatment.......................................................................39
   Fees and Expenses..........................................................................39
SELECTED HISTORICAL AND PRO FORMA FINANCIAL DATA..............................................40
MARKET PRICE OF NORTHEAST INDIANA BANCORP, INC. COMMON STOCK AND DIVIDEND INFORMATION.........42
COMMON STOCK PURCHASE INFORMATION.............................................................42
PROPOSAL 2 - ELECTION OF DIRECTORS OF NEIB....................................................43
   Voting Securities and Principal Holders Thereof............................................43
   Section 16(a) Beneficial Ownership Reporting Compliance....................................45
   Directors..................................................................................45
   Executive Officers.........................................................................47
   Meetings and Committees of the Board of Directors..........................................47
   Nominating Committee Matters...............................................................48
   Audit Committee Matters....................................................................48
   Director Compensation......................................................................49
   Executive Compensation.....................................................................50

   Employment Agreement.......................................................................51
   Executive Supplemental Retirement Income Plan..............................................51
   Stockholder Benefit Plan...................................................................52
   Certain Transactions.......................................................................52
PROPOSAL 3 - RATIFICATION OF AUDITORS.........................................................53
PROPOSAL 4 - ADJOURNMENT OF THE ANNUAL MEETING................................................53
STOCKHOLDER PROPOSALS.........................................................................54
STOCKHOLDER COMMUNICATIONS....................................................................55
OTHER MATTERS.................................................................................55
   Forward Looking Statements.................................................................55
   Where You Can Find More Information........................................................55
   Information Incorporated by Reference......................................................55

APPENDIX A-1  Proposed Form of Amendment to Certificate of Incorporation to Effect
              Reverse Stock Split............................................................A-1
APPENDIX A-2  Proposed Form of Amendment to Certificate of Incorporation to Effect
              Forward Stock Split............................................................A-2
APPENDIX B-1  Opinion of Keefe, Bruyette & Woods, Inc........................................B-1
APPENDIX C    Northeast Indiana Bancorp, Inc. Audit Committee Charter........................C-1

                               SUMMARY TERM SHEET

      This summary provides an overview of material information from this proxy statement. However, it is a summary only. To better understand the reverse stock split and forward stock split transaction and for a more complete description of its terms, and for a description of other matters to be considered at the annual meeting, we encourage you to read carefully this entire document and the documents to which it refers before voting.

      In this proxy statement, "NEIB" "we," "our," "ours," "us" and the "company" refer to Northeast Indiana Bancorp, Inc., a Delaware corporation. The term "Bank" refers to NEIB's wholly-owned subsidiary, First Federal Savings Bank, which is a federal savings bank. The term "split transaction" refers to the reverse and forward stock splits, together with the related cash payments to stockholders holding fewer than 125 shares at the effective time of the split transaction. The term "non-continuing stockholders" of NEIB means all record holders of common stock of NEIB (i.e., registered owners of the shares whose name appears on NEIB's records as shareholders) with fewer than 125 shares at the effective time of the reverse stock split transaction. The term "continuing stockholders" means all record holders of common stock of NEIB with at least 125 shares at the effective time of the reverse stock split transaction. References to "common stock" or "shares" refer to NEIB's common stock, par value $0.01 per share.

Date, Time and Place of Annual Meeting; Proposals to be Considered at the Annual Meeting


      Our Board of Directors is asking for your proxy for use at an annual meeting of stockholders to be held on Wednesday, June 15, 2005, at 1:00 p.m., local time, at the Bank's North Office at 100 Frontage Road, Huntington, Indiana, and at any adjournments or postponements of that meeting. At the annual meeting, stockholders will be asked:


      o to consider and vote upon a proposal to adopt amendments to our certificate of incorporation that will result in a 1-for-125 reverse stock split followed immediately by a 125-for-1 forward stock split;

      o     to elect two directors of NEIB, each with a term of three years;

      o to ratify the Audit Committee's appointment of Crowe Chizek and Company LLC as NEIB's independent auditors for the fiscal year ending December 31, 2005;

      o to adjourn the annual meeting if necessary to permit the further solicitation of proxies in the event that an insufficient number of shares is present in person or by proxy to approve the proposals presented at the annual meeting; and

Stockholders are also being asked to consider and vote upon any other matters that may properly be submitted to a vote at the meeting or any adjournment or postponement of the annual meeting. See "ABOUT THE ANNUAL MEETING."

Record Date


      You may vote at the annual meeting if you owned NEIB common stock at the close of business on April 26, 2005, which has been set as the record date. At the close of business on the record date, there were 1,411,921 shares of our common stock outstanding. You are entitled to one vote on each matter considered and voted upon at the annual meeting for each share of common stock you held of record at the close of business on the record date.

Vote Required for Approval


      Proposal 1 -- The Reverse/Forward Stock Split. Approval of the split transaction requires the affirmative vote of the holders of a majority of all outstanding shares of our common stock entitled to vote at the annual meeting, or 705,961 of the 1,411,921 outstanding shares. Because the executive officers and directors of NEIB and the Bank have the power to vote a total of 230,770 shares and we believe that all of such executive officers and directors will vote in favor of the transaction, this means a total of 475,191 shares held by stockholders who are not executive officers or directors of the company or the Bank will be required to vote in favor of the transaction for it to be approved. Because the executive officers and directors of NEIB and the Bank own only approximately 16.3% of the voting power of our outstanding common stock, there is no assurance that the split transaction will be approved.


      Proposal 2 -- Election of Directors. Directors will be elected by a plurality of the votes cast at the annual meeting. Plurality means that the individuals who receive the largest number of votes cast are elected up to the maximum number of directors to be elected at the meeting.

      Proposal 3 -- Ratification of Auditors. Ratification of the appointment by the company's Audit Committee of Crowe Chizek and Company LLC as independent auditors for the company for the fiscal year ended December 31, 2005, requires the affirmative vote of a majority of the shares voting on the matter.

      Proposal 4 -- Adjournment of the Annual Meeting. Approval of the proposal to adjourn or postpone the meeting to allow extra time to solicit proxies requires the affirmative vote of a majority of the shares of common stock voting on the matter. See "ABOUT THE ANNUAL MEETING--Vote Required for Approval."

NEIB and First Federal Savings Bank

      Northeast Indiana Bancorp, Inc. is a unitary savings and loan holding company, with a business address of 648 North Jefferson Street, Huntington, Indiana, 46750 and a business telephone number of (260) 356-3311. We own 100% of our subsidiary bank, First Federal Savings Bank, a federal savings. NEIB's common stock is publicly traded on the Nasdaq National Market ("NMS") under the symbol "NEIB". As of the close of business on May ____, 2005, the market price of our common stock as reported on the NMS was $________ per share.

      First Federal Savings Bank is a federal savings bank. The Bank operates three free-standing branches in Huntington, Indiana. The Bank has one wholly-owned subsidiary, Northeast Indiana Financial, Inc., which provides brokerage services through an affiliation with OneAmerica Securities, Inc., a registered broker-dealer. The Bank offers a wide range of services that include consumer banking, business banking and related financial services. The Bank also provides trust services through a third party marketing agreement with another financial institution.

Introduction and Overview of the Split Transaction

      We are proposing that our stockholders adopt amendments to our certificate of incorporation that will result in a reverse 1-for-125 stock split followed immediately by a forward 125-for-1 stock split. If the split transaction is completed, our record stockholders who hold only fractional shares after giving effect to the reverse 125-for-1 stock split will receive a payment of $23.50 per share for each pre-split share. If the reverse stock split is completed, record stockholders with fewer than 125 pre-split shares will have no interest in the company and will become entitled only to a cash payment for their shares following the reverse stock split. After we complete the reverse stock split and identify those stockholders entitled to payment for their pre-split shares, we will complete a forward stock split in which each share of common stock will be converted into 125 shares of common stock post-split. As a result of this subsequent forward stock split, record stockholders who hold 125 or more shares prior to the reverse stock split will ultimately hold the same number of shares following the forward stock split. The effect of the split transaction will be to reduce the number of stockholders of record to less than 300, which will allow us to suspend our reporting obligations under federal securities laws.


      We expect to pay a total of approximately $415,000 to stockholders in the reverse stock split and we anticipate that the number of outstanding shares of our common stock will decrease approximately 1.2%, from 1,411,921 shares to approximately 1,394,265 shares as a result of the split transaction. These numbers and amounts may change as a result of trading activity in our shares between the date hereof and the effective date of the split transaction. See "PROPOSAL 1--THE SPLIT TRANSACTION--SPECIAL FACTORS--Overview of the Split Transaction."


Background of the Split Transaction

      For a description of the events leading to the approval of the split transaction by our Board of Directors and the reasons for its approval, you should refer to "PROPOSAL 1--THE SPLIT TRANSACTION--SPECIAL FACTORS--Background of the Split Transaction," "--Reasons for the Split Transaction", "--Fairness of the Split Transaction," and "--Board Recommendation" on pages 14 through 27. As we explain more fully in these sections, our Board considered and rejected various alternative methods of effecting a transaction that would enable us to become a non-SEC reporting company, while remaining an independent, community-owned company.

Reasons for the Split Transaction

      The Board's reasons for the split transaction are set forth on pages 19 to
22. The Board has concluded that the costs of complying with the securities laws outweigh the benefits the company receives for being an SEC reporting company. See "PROPOSAL 1 -- THE SPLIT TRANSACTION--SPECIAL FACTORS -- Reasons for the Split Transaction."

Fairness of the Split Transaction

      Based on a careful review of the facts and circumstances relating to the split transaction, our Board of Directors believes that the split transaction and the terms and provisions of the split transaction, including the cash to be paid to the non-continuing stockholders, are substantively and procedurally fair to our unaffiliated stockholders, including unaffiliated stockholders that are continuing stockholders and unaffiliated stockholders that are non-continuing stockholders. Our directors unanimously approved the split transaction. See "PROPOSAL 1--THE SPLIT TRANSACTION--SPECIAL FACTORS--Fairness of the Split Transaction."

      For a complete discussion of the positive and negative factors considered by the Board, please see pages 22 through 26.

Fairness Opinion of Financial Advisor

      In deciding to approve the split transaction and recommend it to our stockholders, our Board of Directors considered the opinion of Keefe Bruyette & Woods, Inc. ("KBW") that the $23.50 consideration proposed to be paid to the non-continuing stockholders, whether affiliated or unaffiliated, is fair from a financial point of view to those shareholders.

      The full text of the fairness opinion is attached to this proxy statement as Appendix B, and you are encouraged to read it carefully. See "PROPOSAL 1--THE SPLIT TRANSACTION--SPECIAL FACTORS--Fairness Opinion of Financial Advisor."

Structure of the Split Transaction

      The transaction has been structured as a two-step stock split transaction because the reverse stock split will enable us to reduce the number of our stockholders of record to fewer than 300, while the forward stock split will avoid disruption to the record stockholders that own 125 or more shares of common stock prior to the split transaction. Because stockholders owning 125 or more shares of common stock are not affected by the two-step structure, this structure minimizes the costs of our becoming a non-SEC reporting company while achieving the goals outlined in this proxy statement. See "Proposal 1 - The Split Transaction--Background of the Split Transaction" beginning on page 14.

      The split transaction is being effected at the record stockholder level. This means that we will look at the number of shares registered in the name of a single holder to determine if that holder's shares will be cashed out. Because we think it is likely that any nominee (including nominees in whose name brokers or banks hold their customers' shares) will hold more than 125 shares in the aggregate, we think it is likely that all "street name" holders will remain continuing stockholders.

Effects of the Split Transaction

      The split transaction is a going private transaction for NEIB, meaning it will allow us to deregister with the SEC and our reporting obligations under federal securities laws will be suspended.

      For a further description of how the split transaction will affect our stockholders, including the different effects on the affiliated and unaffiliated continuing and non-continuing stockholders, please see "PROPOSAL 1--THE SPLIT TRANSACTION--SPECIAL FACTORS--Fairness of the Split Transaction--Substantive Fairness" on pages 22 through 25. For more information on the effects on NEIB of the split transaction, see "PROPOSAL 1--THE SPLIT TRANSACTION--SPECIAL FACTORS--Effects of the Split Transaction on NEIB."

Interests of Certain Persons in the Split Transaction

      You should be aware that the directors and executive officers of NEIB have interests in the split transaction that may present actual or potential, or the appearance of actual or potential, conflicts of interest in connection with the split transaction. See "PROPOSAL 1--THE SPLIT TRANSACTION--SPECIAL FACTORS--Interest of Certain Persons in the Split Transaction."

Financing of the Split Transaction


      We estimate that the total funds required to fund the payment of the split transaction consideration to the non-continuing stockholders and to pay fees and expenses relating to the split transaction will be approximately $500,000. This amount may increase as a result of trading activity in our shares between the date hereof and the effective date of the split transaction. The company has sufficient working capital at the holding company level to pay this amount or reasonably anticipated increases in this amount.


Material Federal Income Tax Consequences of the Split Transaction

      We believe that the split transaction, if approved and completed, will have the following federal income tax consequences:

      o the split transaction should result in no material federal income tax consequences to us;

      o the continuing stockholders, whether affiliated or unaffiliated, will not recognize any gain or loss or dividend income in connection with the split transaction; and

      o the receipt of cash in the split transaction by the non-continuing stockholders, whether affiliated or unaffiliated, will be taxable to those stockholders, who will generally recognize gain or loss in the split transaction in an amount determined by the difference between the cash they receive and their adjusted tax basis in their common stock surrendered. Any such recognized gain will be treated as capital gain unless, in the case of the particular shareholder, the receipt of the cash is deemed to have the effect of a dividend.

      Because determining the tax consequences of the split transaction can be complicated, you should consult your own tax advisor to understand fully how the split transaction will affect you. See "PROPOSAL 1--THE SPLIT TRANSACTION--SPECIAL FACTORS--Federal Income Tax Consequences."

Appraisal Rights

      Under Delaware law, you do not have appraisal rights in connection with the split transaction. Although you will not have appraisal rights in connection with the split transaction, you may pursue all available remedies under applicable law.

Recommendation of Board of Directors

      Our Board of Directors unanimously recommends that you vote "FOR" the proposed amendments to our certificate of incorporation that will effect the split transaction.

      Out Board of Directors also recommends that you vote "FOR" the director nominees, namely J. David Carnes and William A. Zimmer.


      Our Board of Directors also recommends a vote "FOR" ratification of the appointment of Crowe Chizek and Company LLC as independent auditors for the company for fiscal year ending December 31, 2005.


      Our Board of Directors also recommends a vote "FOR" the proposal to adjourn or postpone the meeting to allow extra time to solicit proxies, if necessary.

                         QUESTIONS AND ANSWERS ABOUT THE
                    SPLIT TRANSACTION AND THE ANNUAL MEETING

Q     What is the date, time and place of the annual meeting?


A: The annual meeting of our stockholders will be held on Wednesday, June 15, 2005, at 1:00 p.m. local time at the Bank's North Office at 100 Frontage Road, Huntington, Indiana.


Q:    What is the proposed split transaction?

A: We are proposing that our stockholders approve a reverse 1-for-125 stock split followed immediately by a forward 125-for-1 stock split of our outstanding common stock.

      The purpose of the split transaction is to allow us to suspend our SEC-reporting obligations (referred to as "going private") by reducing the number of our stockholders of record to fewer than 300. This will allow us to terminate our registration under the Securities Exchange Act of 1934, and relieve us of the costs typically associated with the preparation and filing of reports and other documents with the SEC.

Q:    What will I receive in the split transaction?

A: If you are the registered owner of fewer than 125 shares of our common stock on the date of the reverse stock split, you will receive $23.50 in cash from us for each pre-split share you own. If you are the registered owner of 125 or more shares of our common stock on the date of the reverse stock split, you will not receive any cash payment for your shares in connection with the split transaction and will continue to hold the same number of shares of our common stock as you did before the split transaction.

Q: Why is 125 shares the "cutoff' number for determining which stockholders will be cashed out and which stockholders will remain as stockholders of NEIB?

A: The purpose of the split transaction is to reduce the number of our stockholders of record to fewer than 300, which will allow us to de-register as an SEC-reporting company. Our Board selected 125 shares as the "cutoff" number in order to enhance the probability that after the split transaction, if approved, we will have fewer than 300 stockholders of record.

Q:    May I buy additional shares in order to remain a stockholder of NEIB?


A: Yes. The key date for acquiring additional shares is June 15, 2005. So long as you are able to acquire a sufficient number of shares so that you are the registered owner of 125 or more shares by June 15, 2005, your shares of common stock will not be cashed out by the split transaction.


Q:    What if I hold my shares in "street name"?

A: The split transaction will be effected at the registered stockholder level. This means that we will look at the number of shares registered in the name of a single holder as that name appears in the company's records to determine if that holder's shares will be cashed out. So for shares held in "street name," because it is likely that your brokerage firm holds 125 or more total shares registered in nominee name, you are not likely to be cashed out, even if you beneficially own fewer than 125 shares. If you hold shares in "street name," you should talk to your broker, nominee or agent to determine how the split transaction will affect you.

Q: What is the recommendation of our Board of Directors regarding the proposal?

A: Our Board of Directors has determined that the split transaction is advisable and in the best interests of NEIB's stockholders, including affiliated and unaffiliated stockholders. Our Board of Directors has unanimously approved the split transaction and recommends that you vote "FOR" approval of the split transaction at the annual meeting.

Q:    When is the split transaction expected to be completed?

A: If the proposed amendments to our certificate of incorporation are approved at the annual meeting, we expect the split transaction to be completed as soon as practicable thereafter. We need to file the amendments with the Delaware Secretary of State for the split transaction to become effective.

Q:    Who is entitled to vote at the annual meeting?


A: Holders of record of our common stock as of the close of business on April 26, 2005, are entitled to vote at the annual meeting. Each of our stockholders is entitled to one vote for each share of our common stock owned at the record date.


Q:    What  vote  is  required  for  our   stockholders  to  approve  the  split
      transaction?

A: For the amendments to our certificate of incorporation to be adopted and the split transaction to be approved, holders of a majority of the outstanding shares entitled to vote at the annual meeting must vote "FOR" the split transaction.

Q:    What if the proposed split transaction is not completed?

A: It is possible that the proposed split transaction will not be completed. The proposed split transaction will not be completed if, for example, the holders of a majority of our common stock do not vote to adopt the proposed amendments to our certificate of incorporation and approve the proposed split transaction. Alternatively, even if stockholder approval is received, if the Board determines that it is not in the best interests of the company's stockholders to complete the transaction, the Board may decide to abandon it. If the split transaction is not completed, we will continue our current operations, and we will continue to be subject to the reporting requirements of the SEC.

Q:    What happens if I do not return my proxy card?

A: Because the affirmative vote of the holders of a majority of the shares of our common stock outstanding on the record date is required to approve the split transaction, unless you vote in person, a failure to return your proxy card will have the same effect as voting against the split transaction proposal.

Q:    What do I need to do now?

A: After carefully reading and considering the information contained in this proxy statement, please vote your shares of common stock as soon as possible. You may vote your shares by returning the enclosed proxy or by voting in person at the annual meeting of stockholders. This proxy statement includes detailed information on how to cast your vote.

Q: If my shares are held for me by my broker, will my broker vote those shares for me?

A: Your broker will vote your shares only if you provide instructions to your broker on how to vote. You should instruct your broker on how to vote your shares using the voting instruction card provided by your broker.

Q:    Can I change my vote after I have mailed my proxy card?

A: Yes. You can change your vote at any time before your proxy is voted at the annual meeting by following the procedures outlined in this proxy statement.

Q:    Do I need to attend the annual meeting in person?

A:    No. You do not have to attend the annual meeting to vote your NEIB shares.

Q: Will I have appraisal or dissenters' rights in connection with the split transaction?

A: No. Under Delaware law, which governs the split transaction, you do not have the right to demand the appraised value of your shares or any other dissenters' rights if you vote against the proposed split transaction. Your rights are described in more detail under "PROPOSAL 1--THE SPLIT TRANSACTION--SPECIAL FACTORS--Appraisal Rights and Dissenters' Rights" at page 38.

Q:    Should I send in my stock certificates now?

A: No. If you are the registered owner of fewer than 125 shares of common stock on the date the split transaction is completed, our transfer agent will send you written instructions for exchanging your stock certificates for cash. If you are the registered owner of 125 or more shares of our common stock, you will continue to hold the same shares after the split transaction as you did before.

Q: If I own fewer than 125 shares and cannot locate my stock certificates, what should I do?

A: If you are entitled to receive cash in the split transaction you will be sent a Letter of Transmittal with instructions for tendering your stock certificates. Those instructions will explain what to do if you cannot find your stock certificates. Generally, you will need to submit a lost share affidavit and a fee for a surety bond in lieu of submitting the lost, misplaced or destroyed stock certificate.

Q:    What are the tax consequences of the split transaction to me?

A. There will be no tax consequences to you if you are the registered owner of more than 125 shares of NEIB common stock or if you hold shares with a brokerage firm or bank that owns through a nominee in the aggregate more than 125 shares of NEIB common stock. If you receive cash in the split transaction because you are the registered owner of fewer than 125 shares of NEIB common stock, you will generally recognize gain or loss in the split transaction in an amount determined by the difference between the cash you receive and your adjusted tax basis in your shares of common stock surrendered. See "PROPOSAL 1--THE SPLIT TRANSACTION--SPECIAL FACTORS--Federal Income Tax Consequences."

Q:    Where can I find more information about NEIB?

A. We file periodic reports and other information with the SEC. You may read and copy this information at the SEC's public reference facilities. Please call the SEC at 1-800-SEC-0330 for information about these facilities. This information is also available at the Internet site maintained by the SEC at http://www.sec.gov. General information about us is available at our Internet site at www.firstfedhuntington.com; the information on our Internet site is not incorporated by reference into this proxy statement and does not form a part of this proxy statement. For a more detailed description of the information available, please see pages 54 through 55.

Q:    Who can help answer my questions?

A. If you have questions about the split transaction after reading this proxy statement or need assistance in voting your shares, you should contact Michael S. Zahn, our President, or Randy J. Sizemore, our Senior Vice President, Treasurer and Chief Financial Officer, at (260) 358-4680.

                            ABOUT THE ANNUAL MEETING

Date, Time and Place of Annual Meeting


      Our Board of Directors is asking for your proxy for use at our annual meeting of stockholders to be held on Wednesday, June 15, 2005, at 1:00 p.m., local time, at the Bank's North Office located at 100 Frontage Road, Huntington, Indiana, and at any adjournments or postponements of that meeting.


Matters to be Considered at the Annual Meeting

      The purpose of the annual meeting is for you to consider and vote upon:

      Proposal 1: The adoption of amendments to our certificate of incorporation that will result in a reverse, followed by a forward, stock split transaction. This transaction is comprised of:

      o a reverse stock split, in which each 125 shares of our common stock held in the record name of a stockholder at the effective time of the reverse stock split will be converted into one share of common stock; followed immediately by

      o a forward stock split, in which each share of common stock outstanding after completion of the reverse stock split will be converted into 125 shares of common stock.

Each record stockholder owning fewer than 125 shares of common stock immediately prior to the reverse stock split will receive a cash payment of $23.50 per share on a pre-split basis.

      Proposal 2: The election of two directors to serve until 2008.

      Proposal 3: The ratification of the appointment by the company's Audit Committee of Crowe Chizek and Company LLC as independent auditors for NEIB for the fiscal year ending December 31, 2005.

      Proposal 4: Any necessary adjournment of the meeting to permit further solicitation of proxies in the event that insufficient shares are represented at the meeting.

      Stockholders are also being asked to consider and vote upon any other matters that may properly be submitted to a vote at the meeting or any adjournment or postponement of the annual meeting. The Board is not aware of any other business to be conducted at the annual meeting.

Record Date; Voting Power


      You may vote at the annual meeting if you were the record owner of shares of our common stock at the close of business on April 26, 2005, which has been set as the record date. At the close of business on the record date, there were 1,411,921 shares of our common stock, $.01 par value per share, outstanding. You are entitled to one vote on each matter considered and voted upon at the annual meeting for each share of common stock you held of record at the close of business on the record date.


Quorum

      The presence, in person or by proxy, of one-third of our outstanding shares is necessary to constitute a quorum at the annual meeting. Abstentions and broker non-votes are counted for purposes of establishing a quorum at the annual meeting.

Vote Required for Approval


      Approval of the split transaction (Proposal 1) requires the affirmative vote of the holders of a majority of all outstanding shares of our common stock entitled to vote at the annual meeting, or 705,961 of the 1,411,921 outstanding shares. Because the executive officers and directors of NEIB and the Bank have the power to vote a total of 230,770 shares and because we believe that all of the executive officers and directors will vote in favor of the transaction, this means a total of 475,191 shares held by stockholders who are not executive officers or directors of the company or the Bank will be required to vote in favor of the transaction for it to be approved. Because the executive officers and directors hold only approximately 16.3% of the voting power of our outstanding common stock, there is no assurance that the split transaction will be approved. Approval of the amendments and the split transaction do not require the separate vote of a majority of our unaffiliated stockholders, and no separate vote will be conducted. Because broker non-votes and abstentions are not affirmative votes, they will have the effect of a vote against the split transaction.


      The election of directors (Proposal 2) will be determined by a plurality of the votes cast at the annual meeting. Plurality means that the individuals who receive the largest number of votes cast are elected up to the maximum number of directors to be elected at the meeting. Broker non-votes, abstentions and instructions to withhold votes for one or more directors will result in that nominee receiving fewer votes but will not count as a vote against the nominee.

      Ratification of the appointment of Crowe Chizek and Company LLC as our auditors for 2005 (Proposal 3) requires the affirmative vote of a majority of the shares of common stock voting on the matter. Abstentions will be treated as "NO" votes and, therefore, will have an effect on this proposal, while broker non-votes will have no impact on this proposal.

      The proposal to adjourn or postpone the annual meeting (Proposal 4), if necessary, must be approved by the holders of at least a majority of the shares of our common stock voting in person or by proxy at the annual meeting. Abstentions will be treated as "NO" votes and, therefore, will have an effect on this proposal, while broker non-votes will have no impact on this proposal.

Voting and Revocation of Proxies

      You may vote your shares in person by attending the annual meeting, or by mailing us your completed proxy if you are unable or do not wish to attend. If a proxy card is submitted without instructions, the proxies will be voted "FOR" the proposal to approve the split transaction, the director nominees, the ratification of the selection of Crowe Chizek and Company LLC as auditors for the company for 2005, and the proposal to adjourn or postpone the meeting, if necessary.

      You can revoke your proxy at any time before the vote is taken at the meeting by:

      o delivering to DeeAnn Hammel, our Secretary, at our corporate offices at 648 North Jefferson Street, Huntington, Indiana 46750, on or before the date of the annual meeting, a later-dated and signed proxy card or a written revocation of the proxy;

      o delivering to us at the annual meeting prior to the taking of the vote a later-dated and signed proxy card or a written revocation;

      o     attending the annual meeting and voting in person; or

      o if you have instructed a broker to vote your shares, following the directions received from your broker to change those instructions.

      Revoking a proxy will not affect a vote once it has been taken. Attendance at the annual meeting will not, in itself, constitute a revocation of a proxy. You must vote in person at the annual meeting if you wish to change a vote that you have previously made by submitting a signed proxy.

Solicitation of Proxies; Expenses of Solicitation

      We are mailing this proxy material to our stockholders on or about May ___, 2005.

      The enclosed proxy is solicited on behalf of our Board of Directors. The cost of soliciting proxies in the accompanying form will be borne by us. In addition to the use of mail, our officers and directors may solicit proxies by telephone or other electronic means. These individuals will receive no additional compensation for these services, but will be reimbursed for any transaction expenses incurred by them in connection with these services. Upon request, we will reimburse brokers, dealers, banks and trustees or their nominees for reasonable expenses incurred by them in forwarding proxy material to beneficial owners of shares of existing common stock.

Other Matters to be Considered at Annual Meeting

      As of the date of this proxy statement, the only business that our management expects to be presented at the meeting is that set forth above. If any other matters are properly brought before the meeting, or any adjournments thereof, it is the intention of the persons named in the accompanying form of proxy to vote the proxy on such matters in accordance with their best judgment.

             PROPOSAL 1 -- THE SPLIT TRANSACTION -- SPECIAL FACTORS

Overview of the Split Transaction

      This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors of Northeast Indiana Bancorp, Inc., a Delaware corporation, and is to be used at an annual meeting at which our stockholders, among other things, will be asked to consider and vote upon a proposal to amend our certificate of incorporation. If approved, the amendments will result in a 1-for-125 reverse split of our common stock, followed immediately by a 125-for-1 forward split of our common stock.

      If the reverse and forward stock splits are approved as described below, record holders of fewer than 125 shares of our common stock prior to the reverse split will no longer be stockholders of the company. Instead, those stockholders will be entitled only to receive payment of $23.50 per share of common stock held prior to the reverse split. Record stockholders holding 125 or more pre-split shares will remain stockholders. We intend, immediately following the split transaction, to terminate the registration of our shares, and our registration and further reporting under the Securities Exchange Act of 1934.

      If approved by our stockholders at the annual meeting and implemented by our Board of Directors, the split transaction will generally affect our stockholders as follows:

STOCKHOLDER POSITION PRIOR                              EFFECT OF SPLIT TRANSACTION
TO SPLIT TRANSACTION
Stockholders  holding  in  registered  name 125 or      Stockholders will continue to hold the same number
more shares of common stock                             of shares held pre-split transaction.

Stockholders holding in registered name fewer than      Shares will be converted  into $23.50 per share of
125 shares of common stock                              common stock outstanding  immediately prior to the
                                                        reverse stock split.

Stockholders holding common stock in "street name"      The  split  transaction  will be  effected  at the
through a nominee (such as a bank or broker)            record stockholder level. Therefore, regardless of
                                                        the number of beneficial  holders or the number of
                                                        shares held by each beneficial holder, shares held
                                                        in  "street  name" by a bank or  broker  who holds
                                                        through a nominee in the  aggregate  more than 125
                                                        shares  for its  customers  will be subject to the
                                                        forward split, and the beneficial holders who hold
                                                        their shares in "street  name" will be  continuing
                                                        stockholders  with the same  number  of  shares as
                                                        before the split transaction.  If stockholder owns
                                                        fewer  than 125  shares  with a bank or broker who
                                                        does  not own of  record  in its own  name or in a
                                                        nominee name at least 125 shares in the  aggregate
                                                        for its customers,  that  stockholder will receive
                                                        $23.50  per  share  of  common  stock  outstanding
                                                        immediately prior to the reverse stock split.

      Our Board of Directors will have the discretion to determine if and when to effect the split transaction, and reserves the right to abandon the transaction even if it is approved by the stockholders. Under applicable Delaware law, the Board has a duty to act in the best interest of the company's stockholders. Accordingly, the Board reserves the right to abandon the split transaction after stockholder approval and before the effective time of the split transaction, if for any reason the Board determines that, in the best interest of the company's stockholders, it is not advisable to proceed with the split transaction. The Board intends to complete the split transaction if approved by the company's stockholders, and the Board is unaware of any circumstance that would cause it to abandon the transaction, other than (i) a significant increase in transaction costs resulting from purchases of shares prior to the effective date of the split apparently made solely for the purpose of receiving the premium to be paid to holders of fewer than 125 shares or (ii) a determination that the approved split will not reduce the number of stockholders of record to fewer than 300.

      The split transaction will become effective upon the filing of the necessary amendments to our certificate of incorporation with the Delaware Secretary of State or a later date specified in that filing. The forms of the amendments to our certificate of incorporation are attached to this proxy statement as Appendix A. Under no circumstances would the Board consummate the reverse stock split and not the forward stock split, for the reasons set forth in "PROPOSAL 1--THE SPLIT TRANSACTION--SPECIAL FACTORS--Fairness of the Split Transaction."

      Although there is no date by which the split transaction must occur, we expect that if the stockholders approve and the Board elects to effect the split transaction, the split transaction will be completed as soon as practicable after the annual meeting (generally expected to be no later than three business days following the annual meeting).

Background of the Split Transaction

      As an SEC reporting company, we are required to prepare and file with the SEC, among other items, the following:

      o     Annual Reports on Form 10-KSB;

      o     Quarterly Reports on Form 10-QSB;

      o     Proxy Statements and related materials;

      o     Shareholder Annual Reports; and

      o     Current Reports on Form 8-K.

      In addition to the burden on management, the costs associated with these reports and other filing obligations comprise a significant corporate overhead expense. These costs include securities counsel fees, auditor fees, special Board and committee meeting fees, costs of printing and mailing stockholder documents, and EDGAR filing costs. For 2004, the total costs, including costs of management and staff time, of being a public company were $150,844. These costs have been increasing over the years, and we believe they will continue as a significant expense of the company, particularly as a result of the additional reporting and disclosure obligations imposed on SEC-reporting companies by the recently enacted the Sarbanes-Oxley Act of 2002 ("SOX"). We estimate that our costs and expenses incurred in connection with being a public company increased by approximately $6,250 in 2004. We are projecting additional increases in such costs in 2005 of approximately $37,150.

      In addition, if the company does not go private before the end of 2006, it will need to comply with the requirements of Section 404 of SOX. Under that Section, the company is required to include a report of management on the company's internal control over financial reporting and an attestation report of the company's independent auditors on management's assessment of the company's internal control over financial reporting. The costs of such compliance are estimated at $100,000 in 2006 (assuming the company outsources the project). Each year after 2006, additional costs associated with Section 404 compliance are also anticipated and these could be as much as $50,000 per year. These costs will be avoided if the stockholders approve the reverse/forward stock split described in the accompanying proxy statement. The deadline for compliance with
Section 404 was recently extended by the SEC for one year for public corporations like the company. Prior to that extension, the company had estimated total costs of being a public company in 2005 at $288,000, assuming the need to comply with Section 404.

      Our Board of Directors and management believe that the recurring expense and burden of our SEC-reporting requirements described above are not cost efficient for NEIB. Becoming a non-SEC reporting company will allow us to avoid these costs and expenses. In addition, once our SEC reporting obligations are suspended, we will not be subject to the provisions of SOX, and our officers will not be required to certify the accuracy of our financial statements under SEC rules. However, we will continue to be subject to the rules and regulations imposed by the Office of Thrift Supervision and the Federal Deposit Insurance Corporation, including those relating to financial reporting.

      There can be many advantages to being a public company, including a more active trading market and the enhanced ability to use company stock to raise capital or make acquisitions. However, there is a limited market for our common stock, and we have therefore not been able to effectively take advantage of these benefits. This may be due, in part, to the relatively few number of stockholders owning the company's common stock and the fact that our directors and executive officers beneficially own approximately 20.0% of our outstanding shares. In the past twelve months ending April 30, 2005, our common stock was not traded at all on ______ of the trading days. On the days traded during such period, our common stock had an average trading volume of ____ shares. Moreover, our limited trading market makes it difficult for our stockholders to liquidate a large number of shares of our stock without negatively affecting the per share sale price. In contrast, the split transaction will allow our small stockholders to sell their shares at a fixed price that will not decline based upon the number of shares sold, and allow them to do so without incurring typical transaction costs.

      Another potential advantage of being a public company is the ability to access capital markets to meet additional capital needs. However, since becoming a public company in 1995, we have had no additional capital needs. We have also not made any additional public offerings of common stock or any other equity or debt securities since our organization in 1995. In addition, we have not used our common stock as consideration for any acquisition. Currently, we do not anticipate issuing additional shares of common stock in either public or private transactions.

      For these and other reasons noted below, our Board of Directors and management have concluded that the benefits of being an SEC-reporting company are substantially outweighed by the burden on management and the expense related to the SEC reporting obligations. As a result, during 2004 our management began to explore the possibility of reducing our number of record stockholders to below 300 in order to suspend our periodic reporting obligations to the SEC.

      At a regular NEIB Board meeting held on October 26, 2004, the directors invited representatives of Keefe, Bruyette & Woods, Inc. ("KBW") to discuss the market for mergers and acquisitions of financial institutions and the benefits and disadvantages of going private. KBW also presented information on a possible merger of NEIB with a bank in its market area of comparable asset size and income. KBW advised the Board that such a merger would result in a significant dilution to the Bank's book value, but would be one way to leverage the Bank's capital. The directors decided not to pursue such a transaction. The burdens and costs and potential liabilities associated with filing reports as a public company, including risks associated with the officer certifications required by SOX, were discussed at that meeting. Such potential liabilities make it more difficult to attract and retain directors and executive officers and generally result in higher costs, including increased compensation, director fees, and director and officer liability insurance premiums. Steps that could be taken to become a private company, including a reverse stock split, stock repurchases or a tender offer were examined. The directors focused on the strategic direction of the Bank and prospects for growth in our market area if the Bank remained an independent community bank. They noted that the Bank's financial performance was in line with its peers and the Bank had the highest deposit share in Huntington, Indiana. The directors considered possibilities for growth as an independent community bank, through branch acquisitions within and outside of the Bank's current market area and through offering other products, including attractive deposit products, existing and potential customers. The directors agreed to continue their discussion of these issues at the Audit Committee meeting on November 8, 2004.

      At that Audit Committee meeting, a representative of Crowe Chizek and Company LLC discussed the anticipated costs of required procedures for complying with Section 404 of SOX in 2005. An outline of the pros and cons of becoming a private company was distributed and discussed at length by the Audit Committee members.

      At the next regular NEIB Board meeting held on November 30, 2004, the Company's Chief Financial Officer, Randy J. Sizemore, presented a report showing the costs of compliance with Section 404 of SOX. The report indicated that it would cost the Bank approximately $35,000 to do the necessary work internally or $100,000 to outsource the work to a third party. The Board concluded that the time that would be required from at least three employees at the Bank, including Mr. Sizemore, the Controller of the Bank and an accounting employee, to perform the work in-house would be at an unacceptable level, as it would divert them from other responsibilities they needed to perform for the Bank. Mr. Sizemore estimated that his time devoted to matters for NEIB was projected to increase from 25% to 40%, the Controller's time was projected to increase from 10% to 50%, and the accounting employee's time was projected to increase from 20% to 40%, as a result of the requirements of SOX.

      The directors discussed the fact that from a management time, cost and liability standpoint, it appeared that it would be in the best interests of NEIB and its stockholders to become a private company. The directors resolved to initiate the process of moving forward with a possible going private transaction, including consulting with legal counsel on the specific methods that could be taken to cause NEIB's stockholders to fall below 300.

      On  January  25,  2005,  at  a  regular   meeting  of  NEIB's   Board,   a
representative of Barnes & Thornburg, prospective legal counsel, made a presentation of the advantages and disadvantages of going private and available methods of reducing the number of our record stockholders to allow us to suspend SEC reporting requirements, including open market stock repurchases, a tender offer, a cash-out merger or reverse stock split, and a reverse/forward stock split. For a more detailed discussion of the alternative methods of effecting a going private transaction that were discussed by the Board see "--Reasons for the Split Transaction." The representative of Barnes & Thornburg recommended that, if the Board decided to proceed with a going private transaction, a Special Committee of outside directors should be formed to consider the structure and price to be paid in any such transaction and that such Committee should have the power to employ legal counsel and a financial advisor to represent it in such an endeavor. The directors discussed the fact that the annual meeting of stockholders, which is normally held in April of each year, would need to be delayed if the split transaction were to be presented to a vote of shareholders at that meeting.

      On February 4, 2005, a meeting of three of the four outside directors was held at which Barnes & Thornburg was hired as counsel to assist NEIB in its consideration of a going private transaction. The outside directors also discussed an approach that had been made by a bank outside of NEIB's market area about a possible affiliation. Although no offer had been made, possible terms of such an affiliation were discussed. Pros and cons of the potential merger were discussed, including its potential impact on stockholders, employees and the community. The merger partner was not in NEIB's market so no anti-competitive problems would be created by the merger. However, cost savings also were not likely to be as significant as those with an in-market merger party. The problems with effecting a merger during a period that NEIB needs to focus on compliance with Section 404 of SOX was also considered a negative aspect of the potential transaction. It was discussed that the merger would not permit the company to avoid Section 404 work as the company resulting from the merger would need to comply with SOX. Strategic alternatives to such a combination were discussed, including the going private transaction which was expected to have a positive potential impact on earnings. Among other things, the Board considered the possibility of going private in an effort to reduce expenses and improve earnings, followed by consideration of a merger at a later date. The directors agreed to reconsider the possible affiliation and a going private transaction at the next regular Board meeting.


      On February 10, 2005, at a special meeting of the Board of Directors at which a representative of Barnes & Thornburg was present, the directors again discussed the contact that had been made by a bank outside of its market area for a possible affiliation. Counsel described the responsibilities of the directors in evaluating such a contact. Among other things, the directors discussed their view that the timing of such transaction would not be in the best interests of stockholders who would remain as continuing stockholders of the company following the split transaction, since earnings were expected to improve if the company achieved the cost savings anticipated from a going private transaction. The fact that any shareholders cashed out in the split transaction might not benefit from an improvement in earnings at the company was offset by their ability to remain shareholders of the company by transferring shares into nominee name or by purchasing shares on the market following the split transaction. The directors also discussed the pricing information for mergers of comparable financial institutions that had been presented by KBW at the October 26, 2004 Board meeting and noted that the tentative pricing discussions with the possible merger partner were on the low end of the pricing ranges discussed at that meeting. The Board was not aware of any reason why the prospective offer by the potential merger partner would be distinguished from the pricing information for mergers of comparable financial institutions that had been presented by KBW at the October 26, 2004 meeting. Michael S. Zahn, the Senior Vice President of the company, and Stephen E. Zahn, President and Chief Executive Officer of the company, who had been meeting with representatives of the possible merger candidate believed that the price range discussed was not likely to increase because of statements to that effect made by representatives of the possible merger candidate. The Board also considered other strategic business plans to enhance stockholder value. Opening of new branches and new products, such as the Bank's recently offered premium checking account, were discussed. After a lengthy discussion, it was concluded that NEIB would not proceed with discussions with the prospective merger partner and instead should implement its going private strategy. Among other things, each director described his views on the strategic direction of NEIB and what course of action would be in the best interests of its stockholders. Each director believed a decision to keep NEIB independent at this time to pursue expense reductions and business opportunities that would enhance earnings, such as new branches and new products, was in the best interests of its shareholders and customers. Because of the low interest rate environment, the Bank's net interest margin was being squeezed and anticipated increases in interest rates, coupled with expense reductions, would be expected to improve Bank earnings in the future. While NEIB's directors as an ongoing matter consider ways to enhance shareholder value, including through possible mergers with other financial institutions, each of the directors expressed the opinion that the timing was not right now for a merger.


      Legal counsel then discussed the procedures for pursuing a going private transaction. After a discussion of these matters, the Board appointed a Special Committee of its four outside directors to represent the interests of the company's stockholders who would be cashed out in a going private transaction. Pursuant to a resolution adopted by the Board, the Committee was empowered to hire a financial advisor to assist it with a determination of a fair price to be paid to such cashed out stockholders, and to seek legal assistance on the legal standards applicable to and steps required for the going private transaction. The Committee discussed the fact that Barnes & Thornburg had recently been engaged by NEIB primarily to assist it with consideration of a going private transaction and therefore was a more independent legal representative than previous counsel which had represented NEIB for years. As a result, the Committee concluded that if it needed to seek advice on the legal standards and steps involved in a going private transaction, it would consult Barnes & Thornburg. If it concluded it needed independent counsel on other issues, it had authority to employ counsel of its choosing at any time.

      On February 11, 2005, a representative of the Special Committee contacted KBW to discuss its possible engagement as financial advisor to the Special Committee in the going private transaction. Although KBW had provided services to NEIB in the past from time to time, including acting as a financial advisor in the Bank's conversion from mutual to stock form, the Special Committe believed that such prior service for the company would be helpful in assisting the Special Committee in determining a fair value to be paid to stockholders holding fewer than 125 shares of the company's common stock. KBW was engaged by the Special Committee, and not the company, in connection with the reverse/forward stock split.


      On March 3, 2005, at a meeting of the Special Committee, KBW presented a proposed engagement letter under which it would be engaged to represent the Special Committee in considering the fairness of the split transaction to affiliated and unaffiliated stockholders cashed out in the transaction, and was hired. The Special Committee decided to retain KBW based on that firm's extensive experience, knowledge and background in valuing financial institutions and holding companies. At that meeting, KBW discussed the objectives of the going private transaction and the split transaction structure and process. It also described that information it had reviewed to assist the Special Committee in determining a fair price to be paid to non-continuing shareholders in the split transaction.


      The Special Committee also discussed possible stock split ratios which could be used to reduce the number of the company's record stockholders to less than 300, concluding that a 1 for 125 share split made the most sense given the company's objectives. Prices that could be paid to such stockholders were discussed, including the basis for those possible prices. KBW presented three different ways of determining the price to be paid to shareholders to be cashed out in the transaction. One was market value based on a 30-day trading average, peer group comparison (median price/LTM EPS and median price/tangible book value, and discounted cash flow using 12.0x and 14.5x terminal multiples. This approach resulted in a value of $20.43. The second approach was the premium represented by other "going private" transactions. This price ranged between $23.15 and $23.99. The third price was the average of prices paid in mergers and acquisitions of comparable companies, which averaged $26.94. The Special Committee tentatively concluded, based on the information provided and subject to the receipt of a fairness opinion from KBW, that $23.50 would be an appropriate amount to pay non-continuing shareholders in the split transaction. In reaching that conclusion, the Special Committee placed greater emphasis on the premuims provided in other "going private" transactions than other methodologies for arriving at such price. It also focused on the fact that the $23.50 per share price exceeded recent market prices for NEIB common stock and all prices the company had paid for such shares in its stock repurchase programs. This seemed to be a fair price based on the information presented by KBW and yet was not so high as to be unfair to stockholders not cashed out in the transaction.


      At a meeting of the Special Committee held on March 16, 2005, a representative of Barnes & Thornburg again reviewed with the Committee the potential advantages of the use of a reverse/forward stock split transaction as a preferred method to go private. For a discussion of the alternatives considered, see "--Reasons for the Split Transaction." A draft proxy statement for the annual meeting at which the reverse/forward stock split would be presented to a vote of stockholders had been circulated prior to the meeting, along with a draft Schedule 13E-3, and the directors provided comments on those documents.

      Also at the meeting of the Special Committee, the outside directors were provided with a draft copy of the fairness opinion prepared by KBW. A representative of KBW reviewed the draft fairness opinion with the outside directors and described the methodologies used by KBW as a basis for the fairness opinion. KBW indicated that it would be able to render such an opinion based on a price of $23.50 per share to the stockholders cashed out in the transaction. The Special Committee adopted resolutions recommending to the full Board the proposed split transaction with a cash payment of $23.50 per share to the stockholders who were to be cashed out in the transaction.

      At a special meeting of the Board of Directors held on March 16, 2005, following the Special Committee meeting, a representative of Barnes & Thornburg reviewed with the full Board the draft proxy statement for the annual meeting, the steps that would need to be taken to effect a reverse/forward stock split as recommended by the Special Committee, and the Schedule 13E-3 that needed to be filed with the SEC for the split transaction. Following the legal presentation, KBW delivered to the Board of Directors a draft of its fairness opinion. The fairness opinion also included a discussion of the assumptions made by KBW in preparing the opinion. See "-- Fairness Opinion."

      After reviewing the draft fairness opinion of KBW and considering the review by Barnes & Thornburg and following lengthy discussion, the Board unanimously approved the split transaction by means of a 1 for 125 reverse stock split followed by a 125 for 1 forward stock split, pursuant to which stockholders owning less than 125 shares would receive $23.50 in cash for their pre-split shares of our common stock. Following the Board's determination of the $23.50 per share price, KBW delivered its oral opinion that the $23.50 per share cash consideration to be paid to stockholders holding fewer than 125 shares of our common stock prior to the reverse stock split was fair from a financial point of view to our non-continuing stockholders who will be cashed out in the transaction.

      The following week, KBW delivered to us its written fairness opinion, dated March 16, 2005, a copy of which is attached as Appendix B.

Reasons for the Split Transaction

      NEIB is undertaking the split transaction at this time to end our SEC reporting obligations, which will enable us to save the company and our stockholders the substantial costs associated with being a reporting company. The specific factors considered in electing at this time to undertake the split transaction and become a non-SEC reporting company are as follows:

      o We estimate that we will eliminate costs of approximately $177,750 on an annual basis by eliminating the requirement to make periodic reports and reducing the expenses of stockholder communications. These expenses include legal expenses ($50,000), accounting expenses ($45,000), printing and EDGAR costs ($10,500), Nasdaq listing fees ($24,500), newswire costs ($4,250), and costs of staff and management time spent on reporting and securities law compliance matters ($43,500).

      o If the company does not go private before the end of 2006, it will need to comply with the requirements of Section 404 of SOX. Under that Section, the company is required to include a report of management on the company's internal control over financial reporting and an attestation report of the company's independent auditors on management's assessment of the company's internal control over financial reporting. The costs of such compliance are estimated at $100,000 in 2006 (assuming the company outsources the project). Each year after 2006, additional costs associated with
            Section 404 compliance are also anticipated and these could be as much as $50,000 per year. These costs will be avoided if the stockholders approve the reverse/forward stock split described in the accompanying proxy statement.

      o We believe that, as a result of the recent disclosure and procedural requirements resulting from SOX, the legal, accounting and administrative expense, and diversion of our Board of Directors, management and staff effort necessary to continue as an SEC-reporting company will remain significant, particularly in view of the requirements of Section 404, without a commensurate benefit to our stockholders. We expect to continue to provide our stockholders with company financial information by disseminating our annual reports, but we anticipate that the costs associated with these reports will be substantially less than those we incur currently.

      o In the Board of Directors' judgment, little justification exists for the continuing direct and indirect costs of registration with the SEC, which costs have recently increased as a result of SOX, given the low trading volume in our common stock and that our earnings are sufficient to support growth and we therefore do not depend on raising capital in the public market, and do not expect to do so in the near future. If it becomes necessary to raise additional capital, we believe that there are adequate sources of additional capital available, whether through borrowing at the holding company level or through private or institutional sales of equity or debt securities, although we recognize that there can be no assurance that we will be able to raise additional capital if required, or that the cost of any required additional capital will be attractive.

      o The expense of administering accounts of small shareholders is disproportionate to their ownership in the company. As of the record date, approximately 222 of our 403 shareholders of record beneficially own fewer than 125 shares of our common stock. These shareholders owned less than 1% of our shares of common stock on the record date. A disproportionate amount of our administrative expenses relating to stockholder accounts and reporting requirements is attributable to those stockholders.

      o The split transaction allows non-continuing stockholders to receive fair value and cash for their shares, in a simple and cost-effective manner, particularly given the possible ineffectiveness and inefficiencies of a tender offer, an open market share repurchase or a cash-out merger. Stockholders owning under 125 shares may find it uneconomical to dispose of those shares due to minimum brokerage commissions which are often charged.

      o The split transaction will allow the non-continuing stockholders to realize what our Board has determined to be fair value for their NEIB common stock, without incurring brokerage commissions. In addition to the fairness opinion of KBW, the Board considered the following specific factors in reaching its conclusion that the price to be paid in the reverse stock split to certain unaffiliated stockholders in lieu of fractional shares is fair to such stockholders. Individual directors may have given differing weights to different factors. Due to the relative illiquidity of the Common Stock, the Board as a whole generally placed more emphasis on the fairness opinion than on the stock prices as quoted on Nasdaq, and the Board ultimately relied on the findings of KBW in determining that the $23.50 price per share is fair to unaffiliated stockholders.

            Current and Historical Market Prices of NEIB's Common Stock. Although the common stock is quoted on Nasdaq, there is a limited trading market for the common stock. The high and low sale prices for the common stock from January 1, 2003 to December 31, 2004, ranged from a high of $22.72 on November 1, 2004, to a low of $15.05 per share on March 19, 2003. The closing sale price of the common stock on March 15, 2005, which was the last trading day on which the common stock was traded before announcement of the proposed reverse stock split on March 16, 2005, was $20.00 per share.

            Premium Over Market Price. In order to increase the value of the transaction to those unaffiliated stockholders who hold fewer than 125 shares pre-split and thus will be cashed out in the reverse stock split, the Board decided to add a premium over current market prices in determining the price to be paid for fractional shares. The $23.50 price to be paid for fractional shares includes a premium of $3.50 per share (17.5%) over the last closing trading price of $20.00 prior to the announcement of the split transaction on March 16, 2005, and a premium of $2.49 per share (11.8%) over the average closing trading price of $21.01 for the thirty calendar days prior to March 16, 2005.

            Net Book Value. As of December 31, 2004, the book value per share of common stock was $18.33, and the $23.50 per share price represents 128% of that book value.

            Going Concern Value. Based on applicable Delaware law, the Special Committee concluded that going concern value, in the context of a reverse/forward stock split, should not be given much weight, as stockholders cashed out in the transaction can avoid its effects by purchasing a sufficient amount of stock to survive the reverse stock split or by simply using the payment received in the reverse stock split to purchase shares of NEIB common stock after the transaction is effective. If the cashed-out stockholders are awarded the value of NEIB as a going concern, they, rather than NEIB and its continuing stockholders, would receive a windfall. The cashed-out stockholders could capture the full proportionate value of the fractional interest, return to the market and buy new stock at the market price, and realize the going concern value a second time should NEIB ever merge or otherwise become subject to a change of control transaction.


            Liquidation Value. The Board did not consider the liquidation value of the company when selecting the purchase price. A liquidation analysis is not believed to be a relevant factor because the liquidation of a bank or discontinuance of a bank's operations is not considered to be a viable alternative. Historically, banks have generally only been liquidated in the event of insolvency or receivership. Neither NEIB's management nor the Board has any intention of liquidating the Bank.


            Stock Repurchases. In reaching its determination as to fairness of the $23.50 per share price, the directors considered the purchase prices paid by the NEIB in previous purchases pursuant to its stock repurchase programs. See "Common Stock Purchase Information." In the past two years, those prices ranged from $15.35 to $22.37 per share. The directors did not consider these prices to be a material factor in their consideration of the fairness of the split transaction, because these purchase prices generally approximated the then-market value of our common stock. As discussed above, give the relatively low number of trades in our common stock, we feel that market price is not necessarily the most applicable measure of our common stock's fair value.

      o Completing the split transaction at this time will allow us to begin to realize cost savings, and will allow our management to focus on long-term beneficial business prospects to our stockholders, customers and communities.

      We considered that some stockholders may prefer to continue as stockholders of NEIB as an SEC-reporting company, which is a factor weighing against the split transaction. However, we believe that the disadvantages of remaining a public company subject to the registration and reporting requirements of the SEC outweigh any advantages. We have no present intention to raise capital through sales of securities in a public offering in the future or to acquire other business entities using stock as the consideration for such acquisition. Accordingly, we are not likely to make use of advantages that our status as an SEC-reporting company may offer.

      In view of the wide variety of factors considered in connection with its evaluation of the split transaction, our Board of Directors did not find it practicable to, and did not, quantify or otherwise attempt to assign relative weights to the specific factors it considered in reaching its determinations.

      We considered various alternative transactions to accomplish the proposed transaction, but ultimately elected to proceed with the split transaction. The following were the alternative transactions considered, but rejected:

      o Tender Offer to Stockholders. Our Board of Directors determined that it would require more funds to effect a tender offer. In addition, there might not be a sufficient number of record stockholders tendering their shares to reduce the number of stockholders of record below 300, resulting in the requirement of a second-step merger.

      o Open Market Stock Repurchase. The Board considered announcing a stock buy-back plan and purchasing shares on the open market. Although the expenses associated with such a transaction would be low, it might not result in the desired reduction of stockholders of record. The Board determined that an open market stock repurchase might not achieve the record stockholder reduction objective.

      o Cash-Out Merger. The Board considered a cash-out merger of the company into a newly-formed corporation, with the conversion of the outstanding shares occurring in the same general manner and ratios as in the split transaction. This type of merger would have the same net effect on our stockholders as the split transaction. However, the Board determined that a cash-out merger was not a preferable option because it did not offer any advantages over the split transaction, but would have required the formation of a new corporation, more documentation than the split transaction, including a plan of the merger, and likely increased costs.

      o Business Combination. Although during the last 12 months, the Board considered possible affiliations with other financial institutions, it concluded that NEIB's stockholders would be better served if NEIB achieved the cost savings attributable to going private and focused on business strategies to enhance stockholder value as an independent customer-oriented and community-based financial institution.

      o Maintaining the Status Quo. The Board considered maintaining the status quo. In that case, we would continue to incur the significant expenses, as outlined above, of being an SEC-reporting company without the expected commensurate benefits. Thus, the Board considered maintaining the status quo not to be in our best interests or the best interests of our stockholders and rejected this alternative.

Fairness of the Split Transaction

      Based on a careful review of the facts and circumstances relating to the split transaction, our Board of Directors believes that the split transaction and the terms and provisions of the split transaction, including the cash to be paid to non-continuing stockholders, are substantively and procedurally fair to our affiliated and unaffiliated stockholders. Our Board of Directors unanimously approved the split transaction.

      Substantive Fairness

      In concluding that the terms and conditions of the split transaction, including the cash to be paid to the non-continuing stockholders, are substantively fair to our unaffiliated stockholders, our Board of Directors considered a number of factors.

      The  factors  that our  Board of  Directors  considered  positive  for all
unaffiliated  stockholders,   including  both  those  that  are  continuing  and
non-continuing stockholders, included the following:

      o our smaller stockholders who prefer to remain as stockholders of NEIB, despite the Board's recommendation, may elect to do so by acquiring sufficient shares so that they hold at least 125 shares of common stock in their own names immediately prior to the split transaction;

      o beneficial owners who hold their shares in "street name," who would be cashed out if they were record owners instead of beneficial owners, and who wish to be cashed out as if they were record owners instead of beneficial owners, can work with their broker or nominee to transfer their shares into a record account in their own name so that they will be cashed out; and

      o stockholders receive limited benefit from our being an SEC-reporting company because of our size and the limited trading of our common stock.

      In addition to the positive factors applicable to all of our stockholders set forth above, the factors that the Board of Directors considered beneficial for the unaffiliated stockholders that are non-continuing stockholders included:

      o the cash price of $23.50 represents a 28.2% premium over the book value of our common stock as of December 31, 2004, and a 14.3% premium over the ten-day average of the market prices of our common stock on March 15, 2005, the day before the split transaction was announced, and represents 19.4 times earnings for 2004 (excluding the one-time $735,500 impairment charge for agency preferred stock);

      o the factors relating to the fairness of the $23.50 per share price set forth on pages 20-21 hereof;

      o our common stock trades infrequently, not trading at all on ____ of the ____ trading days during the twelve months ended April 30, 2005, and with an average trading volume on the trading days during that period of only ____ shares, a volume that the Board felt did not provide our stockholders with sufficient opportunity to readily obtain cash for a significant number of shares;

      o the cash to be paid to non-continuing in the split transaction will provide certainty of value to those stockholders and immediate liquidity for them; and

      o no brokerage or other transaction costs are to be incurred by them in connection with the transfer of their shares to the company.

      The factors that the Board of Directors considered positive for the affiliated and unaffiliated stockholders that are continuing stockholders included:

      o they will continue to have the opportunity to participate in our future growth and earnings;

      o they will realize the potential benefits of termination of registration of our common stock, including reduced expenses as a result of no longer needing to comply with SEC reporting requirements;

      o the fact that we anticipate that our shares will continue to be traded on the OTCBB or in the pink sheets electronic quotation system after the split transaction, which will provide opportunities for continuing stockholders to trade their shares in the future; and

      o the two step structure of the split transaction will avoid disruption to holders of 125 or more shares of our common stock, who are not being cashed out in the transaction, by avoiding the requirement that these stockholders forward their stock certificates to the company for cash for fractional shares of common stock and replacement stock certificates for whole shares of common stock.

      The Board also considered the per-share purchase price to be fair from the perspective of continuing stockholders, as it was based on a price that willing buyers and sellers pay for the shares on the market, and that the purchase of shares in the split transaction at this price to be a good use of the company's excess capital at this time.

      The Board is aware of, and has considered, the impact of certain potentially countervailing factors on the substantive fairness of the split transaction to the unaffiliated non-continuing stockholders, including that:

      o they will be required to surrender their shares involuntarily in exchange for the cash-out price determined by the Board without the opportunity to liquidate their shares at a time and for a price of their choosing;

      o they will not have the opportunity to participate in any of our future growth, earnings and dividends; and

      o they will be required to pay income tax on the receipt of cash in the split transaction.

      The factors that our Board of Directors considered as potentially negative
for  the  affiliated   and   unaffiliated   stockholders   that  are  continuing
stockholders included:

      o they will have reduced access to our financial information once we are no longer an SEC-reporting company, including forms filed by our directors and executive officers reporting changes in their beneficial ownership, although we do intend to continue to provide the continuing stockholders with our annual reports and NEIB and the Bank will continue to be subject to the filing requirements of the Office of Thrift Supervision and the Federal Deposit Insurance Corporation;

      o the continuing stockholders will lose certain anti-takeover protections provided to public companies under Delaware law, see "Effects of the Split Transaction on NEIB--Effect on Statutory Anti-Takeover Protections;"

      o     the  fact  that  future   business   partners   might  require  more
            information from us before entering into a business relationship due to the lack of publicly available information about us;

      o the fact that we may have a lower public profile in our community, which may be a negative factor with some of our customers;

      o the fact that continuing stockholders will lose certain protections currently provided under the Securities Exchange Act of 1934, such as limitations on short-swing transactions by executive officers and directors under Section 16 of that Act;

      o the liquidity of our shares of common stock held by continuing shareholders may be further reduced by the termination of the registration of the common stock under the Securities Exchange Act of 1934 and the delisting of the common stock from the Nasdaq market. Future trading in our shares after we go private if it occurs will only occur in the OTCBB, the pink sheets electronic quotation system or in privately negotiated sales;


      o the company expects to pay approximately $500,000 (including expenses) to effect the split transaction. This amount may change as a result of trading activity in our shares between the date hereof and the effective date of the split transaction. The company anticipates that the book value per share of common stock as of December 31, 2004, will be reduced from $18.33 per share on a historical basis to $18.23 per share on a pro forma basis, which represents a 0.5% change in the book value per share of our common stock as a result of the split transaction; and


      o net income for the year ended December 31, 2004 would decrease from $1,718 ($1.21 per share) on a historical basis to approximately $1,662 (or $1.17 per share) on a pro forma basis as a result of the split transaction.

      Our Board of Directors believes that these potentially countervailing factors did not, individually or in the aggregate, outweigh the overall substantive fairness of the split transaction to our affiliated and unaffiliated stockholders, whether they be continuing or non-continuing stockholders and that the foregoing factors are outweighed by the positive factors previously described.

      Procedural Fairness

      We believe that the split transaction is procedurally fair to our unaffiliated stockholders, including those that are continuing stockholders and those that are non-continuing stockholders. The factors that our Board of Directors considered positive for all stockholders, including both continuing and non-continuing stockholders, included the following:

      o the split transaction is being effected in accordance with all applicable requirements of Delaware law;

      o our Board of Directors formed a Special Committee of independent directors to represent stockholders who will be cashed out in the split transaction;

      o the Board obtained a fairness opinion from an independent third party concerning the price to be paid to cash out stockholders, and the Special Committee imposed no limitations upon KBW with respect to the investigation made or procedures followed in rendering its fairness opinion;

      o the Special Committee retained and received advice from legal counsel in evaluating the terms of the split transaction;

      o management and the Board considered alternative methods of effecting a transaction that would result in our becoming a non-SEC reporting company, each of which was determined to be impractical, more expensive than the split transaction, or potentially ineffective in achieving the goals of providing cash and value to the non-continuing stockholders as soon as possible and eliminating the costs and burdens of public company status;

      o stockholders will have the opportunity to determine whether or not they will remain stockholders after the split transaction by acquiring sufficient shares so that they hold at least 125 shares immediately prior to the split transaction or selling sufficient shares so that they hold fewer than 125 shares immediately prior to the split transaction, so long as they act sufficiently in advance of the split transaction so that the sale or purchase is reflected in our stockholder records by the close of business (local time) on the effective date of the split transaction; and

      o NEIB has sufficient cash resources to undertake the necessary actions to finance the split transaction, with total costs estimated at $85,000, and therefore the split transaction should not materially affect our financial condition and results of operations..

      The Board is aware of, and has considered, the impact of the following potentially countervailing factors, which affect both continuing and non-continuing stockholders to the same degree, on the procedural fairness of the split transaction:

      o the transaction is not structured to require approval of at least a majority of stockholders being cashed out in the split transaction; however, we determined that any such voting requirement would improperly usurp the power of the holders of a majority of our outstanding shares to consider and approve the proposed amendments as provided in our certificate of incorporation and under Delaware law;

      o no appraisal or dissenters' rights are available under Delaware law to stockholders who dissent from the split transaction; and

      o we did not receive a valuation of our common stock by an independent appraiser.

      The Board of Directors believes that the foregoing potentially countervailing factors did not, individually or in the aggregate, outweigh the overall procedural fairness of the split transaction to our unaffiliated stockholders, whether they are continuing or non-continuing stockholders, and the foregoing factors are outweighed by the procedural safeguards previously described.

      In addition, with respect to the determination not to seek a valuation, our Board felt that the fairness opinion to be given by KBW provided sufficient procedural safeguards with respect to the cash to be paid to the non-continuing stockholders, and determined that it would be unnecessary to incur the additional cost associated with obtaining a valuation.

      Because stockholders will have the opportunity to adjust their share ownership levels and thereby elect whether or not to remain a stockholder, the Board did not consider the absence of appraisal rights to be a significant factor with respect to the split transaction.

      We therefore believe that the split transaction is substantively and procedurally fair to our affiliated and unaffiliated stockholders, including those that are continuing stockholders and those that are non-continuing stockholders, for the reasons and factors described above. In reaching this determination, we have not assigned specific weights to particular factors, and we considered all factors as a whole.

      We have not made any provision in connection with the split transaction to grant unaffiliated stockholders access to our corporate files or to obtain counsel or appraisal services at our expense. With respect to unaffiliated stockholders' access to our corporate files, our Board determined that this proxy statement, together with our other filings with the SEC, provide adequate information for unaffiliated stockholders. With respect to obtaining counsel or appraisal services solely for unaffiliated stockholders at our expense, the Board did not consider these actions necessary or customary. Our Board also considered the fact that under Delaware corporate law, and subject to certain conditions set forth under Delaware law, stockholders have the right to review our relevant books and records of account.

Effects of the Split Transaction on Affiliates


      The split transaction will impact both affiliated and non-affiliated stockholders of the company. As used in this proxy statement, the term "affiliated stockholder" means any stockholder who is a director or executive officer of the company, and the term "unaffiliated stockholder" means any stockholder other than an affiliated stockholder. As the affiliates of the company are all believed to own over 125 shares of company common stock, the effects of the split transaction on each of the affiliated stockholders will be the same. We expect that our executive officers and directors will continue to beneficially own approximately 290,719 shares as a group immediately after the split transaction. For more information regarding the beneficial ownership of directors and executive officers of the company, see "PROPOSAL 2--ELECTION OF DIRECTORS OF NEIB--Voting Securities and Principal Holders Thereof."


      Other potential effects of the split transaction which are unique to the affiliated shareholders include the following:

      o Reduced reporting requirements for officers and directors. The directors and executive officers will no longer be subject to the reporting and short-swing profit provisions under the Securities Exchange Act of 1934 with respect to changes in their beneficial ownership of our common stock.

      o Share Ownership. If the split transaction occurs, we expect that the percentage of beneficial ownership of common stock of the company held by executive officers and directors of the company as a group will increase from 20.0% to 20.2%, resulting in greater voting power for affiliated stockholders and less for non-affiliated stockholders.

      o Net Book Value. The aggregate net book value of NEIB, as of December 31, 2004, with respect to the directors' and executive officers' relative ownership is expected to decrease $29,526 from $5,412,207 to $5,382,681, or a decrease of approximately .5%.


      o Net Incone. The directors' and executive officers' interest in the net income of NEIB for 2004 would decrease from $344,640 on a historical basis to approximately $337,454 on a pro forma basis as a result of the split transaction, a decrease of approximately 2.1%.


Determination of Fairness of Split Transaction By Affiliates

      J. David Carnes, M.D., Stephen E. Zahn, William A. Zimmer, Dan L. Stephan, Michael S. Zahn, Randall C. Rider, Randy J. Sizemore, DeeAnn Hammel and Thomas
P. Frantz are considered "affiliates" of the company due to their positions in senior management and/or on the Board of Directors of the company. The affiliates who are not Board members reviewed the same information regarding the split transaction that the Board reviewed and considered the same factors as the Board of Directors. Each of these affiliates adopts the analysis of the Board of Directors which is discussed in this proxy statement and has separately determined that the split transaction is fair to affiliated and unaffiliated stockholders.

Board Recommendation


      Our Board of Directors believes the terms of the split transaction are fair and in the best interests of our unaffiliated and affiliated stockholders and unanimously recommends that you vote "FOR" the adoption of the amendments to our certificate of incorporation that will allow us to effect the split transaction.

Fairness Opinion of Financial Advisor

      At a meeting of the Special Committee of our Board of Directors (the "Committee") on March 16, 2005, Keefe, Bruyette, and Woods, Inc. ("KBW") rendered an opinion as investment bankers as to the fairness, from a financial point of view, to the shareholders of NEIB of the consideration received as a result of cashing out their shares in conjunction with the proposed reverse stock split. KBW's fairness opinion was addressed to the Board of Directors as to the fairness of the offer price, from a financial point of view, to the shareholders of NEIB who will be cashed out, of the consideration received as a result reverse stock split. The Committee and the Board of Directors, based upon the recommendation of the Committee, each unanimously approved the offer. KBW `s opinion does not consider the merits of the Company's decision to privatize, but addresses only the fairness of the consideration received for those shareholders being cashed out.

      The full text of the opinion of KBW, which is attached as Appendix B to this document, sets forth certain assumptions made, matters considered and limitations on the review undertaken by KBW, and should be read in its entirety. The summary of the KBW opinion set forth in this document and is qualified in its entirety by reference to the full text of the KBW's opinion. The opinion of KBW is directed to the Board of Directors and does not constitute a recommendation to any shareholder as to any action that such shareholder should take in the offer, or otherwise.

      In rendering its opinion, KBW reviewed the following materials relating to the financial and operating condition:

      o     Annual reports to stockholders;

      o     Quarterly reports on Form 10-QSB;

      o Certain internal financial analysis and forecasts of NEIB prepared by management;

      o Certain publicly available information concerning the trading of NEIB common stock; and

      o Certain publicly available information with respect to banking companies and the terms of certain similar type transactions.

      NEIB's internal forecasts projected growth in basic earnings per share from $1.21 per share in 2004 (excluding the $735,000 non-cash impairment charge with respect to agency securities) to $1.97 per share in 2008. These projections were based on the assumptions that (1) NEIB would not be a public company in 2006, (2) the company's employee stock ownership plan would be terminated by 2007, (3) and the Chairman of the Board of the company would retire by 2008. Other assumptions included loan growth of 6% per year, deposit growth of 9% each year, and repurchases of 4-5% of the company's outstanding shares each year. Numerous risks and uncertainties could cause the company's actual results to be materially different from those projected, including changes in general economic conditions, market interest rates, monetary and fiscal policies of the federal government, legislative and regulatory changes, and other factors disclosed periodically in the company's securities filings.

      KBW discussed with senior management and the Committee the current position and prospective outlook, including the local economy and growth prospects. KBW considered historical quotations, levels of activity and prices of recorded transactions in the common stock and reviewed financial and stock market data of other thrifts in a comparable asset range and with similar operating characteristics to NEIB.

      In rendering its opinion, KBW assumed and relied upon the accuracy and completeness of the financial information that was provided. In its review, with our consent, KBW did not undertake any independent verification of the information provided by NEIB, nor did it make any independent appraisal or evaluation of our assets or liabilities.

      The following is a summary of the material financial analyses performed by KBW in connection with providing its opinion of March 16, 2005:

Analysis of Recent Trading Activity of Comparable Thrift Institutions

      KBW analyzed certain companies of comparable asset size and capital to asset ratio performance. There were twenty-six companies in the comparable group with the following characteristics: thrifts located in the Midwest region, assets between $125 million and $600 million and tangible equity to assets greater than 9%. The analysis summarizes the average and median trading multiples of the comparable companies compared to NEIB's implied prices based off of December 31, 2004 unaudited numbers.

                           ........................Price to.....................
                             Book       Tangible Book    LTM EPS       Qtr EPS
                             ----       -------------    -------       -------

Average                     119.8%           126.9%         20.0x         18.0x
Median                      116.0%           117.6%         17.1x         17.0x

NEIB Implied:
     Average Pricing       $21.97           $23.27        $24.22        $21.72
     Median Pricing        $21.27           $21.55        $20.65        $20.56

LTM - last twelve months

Qtr - quarter

EPS - earnings per share

Discounted Cash Flow Analysis

      KBW used a discounted cash flow analysis that analyzed a stream of dividends and a terminal multiple which incorporated a projection of our financial operations and cash flow analysis over the next five years to determine a theoretical valuation range assuming that we operate without executing the reverse stock split. Key assumptions included:

            o Estimated earnings per share for the five years as provided by management

            o Terminal multiple of 12.0x, which is the median price to earnings per share for all thrifts from 2000 - 2004 and 14.5x, which is the median price to earnings per share for NEIB from 2000 - 2004

            o Discount rate range of 10.0% to 13.0%, based on the estimated cost of equity capital for small capitalization financial institutions of 11.7% published by Ibbotson Associates, a recognized statistical source. The resulting discount rate was widened to a range of 10.0% to 13.0% to provide flexibility in assessing the potential changes in the risk profile of equity markets in general and small capitalization financial institutions in particular.

                              Sensitivity Analysis

                                         Terminal Multiple
Discount Rate        10.0x       11.0x        12.0x         13.0x       14.0x
                 ---------------------------------------------------------------
    13.0%        $    13.62   $   14.74   $    15.87     $   16.99   $   18.11
    12.0%        $    14.19   $   15.37   $    16.54     $   17.71   $   18.89
    11.7%        $    14.37   $   15.56   $    16.75     $   17.94   $   19.13
    11.0%        $    14.79   $   16.02   $    17.25     $   18.48   $   19.71
    10.0%        $    15.43   $   16.71   $    18.00     $   19.28   $   20.57

                              Sensitivity Analysis

                                        Terminal Multiple
Discount Rate        12.5x       13.5x        14.5x         15.5x      16.5x
                 ---------------------------------------------------------------
    13.0%        $    16.43   $   17.55   $    18.67     $   19.79   $   20.92
    12.0%        $    17.13   $   18.30   $    19.47     $   20.65   $   21.82
    11.7%        $    17.34   $   18.53   $    19.72     $   20.91   $   22.10
    11.0%        $    17.86   $   19.09   $    20.32     $   21.55   $   22.77
    10.0%        $    18.64   $   19.93   $    21.21     $   22.49   $   23.78

      Based on the assumptions, KBW's analysis implied that the theoretical range of values was $13.62 to $20.57 at a terminal multiple of 12.0x and $16.43 to $23.78 at a terminal multiple of 14.5x. Discounted cash flow is a widely used valuation methodology, but it relies on numerous assumptions, including projected earnings, terminal values, and discount rates. This analysis does not purport to be indicative of the actual values or expected values of our common stock.

Other "Going Private" Transactions

      KBW reviewed 13 financial institution reverse stock splits, reverse mergers or tender offers completed since 2001 to determine the premium of the reverse stock split price compared to the median trading price of the stock for the thirty days prior to the announcement. The results were as follows:

                  Price Range - Premium to 30-day average stock price
                  ---------------------------------------------------
                  Maximum           40.9%
                  Minimum           (5.9)%
                  Median            15.9%
                  NEIB              10.4%

      In determining fairness of the price to be paid to the certain shareholders, this premium was applied to the various calculated market prices obtained above. Given that the $23.50 per share consideration offered to shareholders in the reverse stock split is greater than or within the theoretical valuation ranges, KBW believes that this analysis supports the fairness, from a financial point of view, to the shareholders of NEIB of the consideration received as a result of cashing out their shares in conjunction with the proposed reverse stock split.

Analysis of Recent Comparable Acquisition Transactions

      In order to determine the current market of recent merger transactions to assist KBW in rendering its opinion, KBW analyzed certain comparable merger and acquisition transactions of thrift deals, comparing the acquisition price relative to tangible book value, latest twelve months earnings, and premium to core deposits. This analysis was completed to determine the amount of consideration that might be received based on a sale of the entire Company. However, for purposes of this fairness opinion and for the reasons set forth in the section on page 20-21 hereof dealing with "going concern value," KBW believes that the consideration received by the shareholders does not have to represent a change of control premium. The analysis included a comparison of the average and median of the above ratios for representative acquisitions pending or completed as of June 30, 2004, where the selling institution was a thrift located in the Midwest and Southeast regions, had assets less than $550 million and tangible capital ratio greater than 9%. As a result of these transaction criteria, the following selling thrifts were used in analyzing comparable transactions:

Selling Institution.

Citizens First Financial Corp.              Generations Bank                    First Clermont Bank

Lawrence Financial Holdings                 Frankfort First Bancorp, Inc.       HCB Bancshares, Inc.

Mississippi View Holding Co.                Western Ohio Financial Corp.        North Bancshares, Inc.

Chesterfield Financial Corp.                DutchFork Bancshares, Inc.          FSF Financial Corp.

      NEIB is a thrift in the midwest region with an average tangible capital ratio of 11.4% over the past five years, assets of $228 million, and a year to date (YTD) return on average equity of 5.46%. The comparable group included 12 companies with assets ranging between $75 million to $51 million with an average asset size of $233 million and a median asset size of $207 million. These comparable companies had a YTD return on average equity ranging from 1.76% to 21.58%, with an average YTD return on average equity of 5.52% and a median YTD return on average equity of 7.0%. For these reasons, KBW concluded that this was an appropriate comparable group.

      The transaction analysis resulted in a range of values for NEIB based upon comparable thrift merger and acquisition transactions. KBW derived the median pricing metrics of the aforementioned comparable group and summarized the results of comparative thrift merger and acquisition transactions and compared the range of values to the consideration being offered in the reverse stock split. The comparable thrift merger and acquisition statistics are as follows:

                           -----------------------------------------------------
                               Price to         Price to Last              Core
                               Tangible             12 Months           Deposit
                             Book Ratio              Earnings           Premium
--------------------------------------------------------------------------------
Average                           150.0%                 31.4x             13.5%
--------------------------------------------------------------------------------
Median                            145.8%                 30.5x             12.9%
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
NEIB Implied Pricing:
--------------------------------------------------------------------------------
Average                          $26.38                $30.65            $25.72
--------------------------------------------------------------------------------
Median                           $25.65                $29.82            $25.36
--------------------------------------------------------------------------------

      KBW viewed the aforementioned comparable group as the most appropriate in deriving a comparable transaction value based on NEIB's size and earnings. KBW viewed the fact that with the query based on the above criteria producing twelve transactions with reported pricing metrics in the comparable group as being statistically significant for the purposes of comparison. KBW viewed the three resulting metrics (price to tangible book value, price to last twelve months earnings and core deposit premium) from the comparable transactions on a median basis, as the key metrics used in this phase of the evaluation.

      In preparing its analysis, KBW made numerous assumptions with respect to industry performance, business and economic conditions and other matters, many of such assumptions are beyond our control. The analyses performed by KBW is not necessarily indicative of actual values or future results, which may be significantly more or less favorable than suggested by such analyses and do not purport to be appraisals or reflect the prices at which a companies securities will trade.

      KBW, as part of its investment banking business, is regularly engaged in the evaluation of business and securities in connection with securities transactions, mergers and acquisitions, negotiated transactions, and distributions of listed and unlisted securities. KBW is familiar with the market for common stocks of publicly traded banks, thrifts and bank and thrift holding companies. The Committee selected KBW on the basis of the firm's reputation and its experience and expertise in transactions similar to the offer.

      KBW received a fee of $25,000 for issuing a fairness opinion regarding the reverse stock split. NEIB has also agreed to reimburse KBW for all reasonable out-of-pocket expenses and disbursements, which will not exceed $3,000, incurred in connection with its engagement and to indemnify KBW and its affiliates and their respective directors, officers, employees, agents, and controlling persons against certain expenses and liabilities, including liabilities under securities laws.

Availability of Documents

      KBW's fairness opinion is attached as Appendix B to this proxy statement. In addition, the fairness opinion will be made available for inspection and copying at our principal executive offices, located at 648 North Jefferson Street, Huntington, Indiana 46750, during our regular business hours by any interested stockholder or representative who has been designated in writing. A copy of these materials will also be sent to any interested stockholder or representative who has been designated in writing, upon written request and at the expense of the requesting stockholder.

Structure of the Split Transaction

      The proposed transaction has been structured as a two-step stock split transaction to allow small stockholders easily to obtain the fair value in cash for their shares, to avoid disruption to stockholders of 125 or more shares who would not be cashed out in the transaction, and to limit the costs of the split transaction by avoiding costs associated with cashing out the fractional shares of the holders of 125 or more shares of common stock and reissuing stock certificates to those stockholders.

      The Board elected to structure the transaction to take effect at the record stockholder level, meaning that NEIB will look at the number of shares registered in the name of a single holder on the company's records to determine if that holder's shares will be cashed out. The Board chose to structure the transaction this way in part because it determined that this method would provide NEIB with the best understanding at the effective time of how many stockholders would be cashed out and what the exact cost to the company would be, because the company's transfer agent will be able to provide it with a complete and final list of all record stockholders at the effective time. In addition, the Board considered that effecting the transaction at the record stockholder level would allow stockholders some flexibility with respect to whether they will be treated as continuing or non-continuing stockholders. The Board felt that this flexibility would help to enhance the substantive fairness of the transaction to both continuing and non-continuing stockholders.

      If you hold your shares in "street name," you should talk to your broker, nominee or agent to determine how they expect the split transaction to affect you. Because other "street name" holders who hold shares in nominee name through your broker, agent or nominee may adjust their holdings prior to the split transaction, you may have no way of knowing whether you will be cashed out in the transaction until it is consummated. However, because we think it is unlikely that any brokerage firm or other nominee will hold in a single nominee name fewer than 125 shares in the aggregate, we think it is likely that all "street name" holders will remain continuing stockholders.

Effects of the Split Transaction on NEIB

      The split transaction will have various effects on us, which are described below.

      Effect of the Proposed Transaction on Common Stock and Trading of Common Stock


      Our certificate of incorporation currently authorizes the issuance of 4,000,000 shares of common stock. The number of authorized shares of common stock will remain unchanged after completion of the split transaction. As of the record date, the number of outstanding shares of common stock was 1,411,921. Based upon our best estimates, if the split transaction had been consummated as of the record date, the number of outstanding shares of common stock would have been reduced approximately 1.2% from 1,411,921 to approximately 1,394,265, cash would have been paid for approximately 17,656 shares, and the number of record stockholders would have been reduced from approximately 429 to approximately 174.


      Our common stock is publicly traded on the Nasdaq National Market System under the symbol NEIB, and we will not be able to trade our common stock on NASDAQ after we become a private company. We anticipate that our common stock will be traded on the OTCBB or in the pink sheets electronic quotation system following the completion of the split transaction.

      Termination  of  Securities   Exchange  Act   Registration  and  Reporting
Requirements

      Upon the completion of the split transaction, we expect that our common stock will be held by fewer than 300 record stockholders. Accordingly, our obligation to continue to file periodic reports with the SEC will be suspended pursuant to Rule 12h-3 of the Securities Exchange Act of 1934.

      The suspension of the filing requirement will substantially reduce the information required to be furnished by us to our stockholders and to the SEC. Therefore, we estimate that we will eliminate annual costs associated with these filing requirements, which we estimate to be approximately $177,750 on an annual basis. These annual costs are broken down as follows:

                     Description                            Amount

           Independent Auditors (SEC review work)          $ 45,000
           SEC Counsel                                     $ 50,000
           Staff and Executive Time                        $ 43,500
           Printing and EDGAR Costs                        $ 10,500
           Newswire Costs                                  $  4,250
           Nasdaq Listing Fees                             $ 24,500
                                                           --------
           Total                                           $177,750
                                                           ========

      In addition, the company anticipates saving a one-time cost of approximately $100,000 which we estimate would be required to comply with
Section  404 of SOX in 2006 if NEIB  does  not go  private  and  outsources  the
Section 404 compliance.  Each year after 2006,  additional costs associated with
Section 404 compliance are also anticipated and these could be as much as $50,000 per year.

      We will apply for termination of the registration of our common stock and suspension of our SEC reporting obligations as soon as practicable following completion of the split transaction. Following completion of the split transaction, we intend to continue to provide our stockholders with financial information by continuing to disseminate annual reports.

      Elimination of Non-Continuing Stockholders

      As a result of the split transaction, all shares held by non-continuing stockholders will be converted into the right to receive $23.50 in cash. As a result, the non-continuing stockholders will not have the opportunity to participate in our earnings and growth after the split transaction. Similarly, the non-continuing stockholders will not face the risk of losses generated by our operations or any decline in our value after the split transaction. For more effects of the split transaction on our stockholders, see "--Fairness of the Split Transaction."

      Effect on Statutory Anti-Takeover Protections

      As a result of the split  transaction,  NEIB will no longer be  covered by
Section 203 of the Delaware General Corporation Law which is intended to discourage certain takeover practices by impeding the ability of an acquiror to engage in certain transactions with the target company.

      In general, the statute provides that a "person" who owns 15% or more of the outstanding voting stock of a Delaware corporation (an "interested stockholder") may not consummate a merger or other business combination transaction with such corporation at any time during the three-year period following the date such person became an interested stockholder. The term "business combination" is defined broadly to cover a wide range of corporate transactions including mergers, sales of assets, issuances of stock, transactions with subsidiaries and the receipt of disproportionate financial benefits.

      The statute exempts the following transactions from the requirements of the statute:

      o any business combination if, before the date a person became an interested stockholder, the Board of Directors approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;

      o any business combination involving a person who acquired at least 85% of the outstanding voting stock in the transaction in which he became an interested stockholder, excluding, for purposes of determining the number of shares outstanding, shares owned by the corporation's directors who are also officers and specific employee stock plans;

      o any business combination with an interested stockholder that is approved by the Board of Directors and by a two-thirds vote of the outstanding voting stock not owned by the interested stockholder; and

      o certain business combinations that are proposed after the corporation had received other acquisition proposals and which are approved or not opposed by a majority of certain continuing members of the Board of Directors.

      Because by statute these provisions apply only to Delaware corporations that have shares listed on a stock exchange or NASDAQ or with more than 2,000 stockholders, they will not apply to NEIB after we terminate our registration.

      However, our Certificate of Incorporation provides that at least 80% of the outstanding shares of voting stock must approve certain business combinations involving an "interested stockholder" or any affiliate of an "interested stockholder." An "interested stockholder" is generally a 10% or greater stockholder. However, if a majority of directors not affiliated with the interested stockholder approves the business combination or certain pricing and disclosure criteria are satisfied, a majority vote of the outstanding shares is sufficient to approve such a business combination. Moreover, in our certificate of incorporation approval of holders of at least 80% of voting shares is required subject to certain exceptions for any direct or indirect purchase or other acquisition of equity securities from any interested person other than certain acquisitions made on the same terms to all holders of such securities. These provisions will remain applicable to NEIB following the split transaction.

      Financial Effects of the Split Transaction


      We expect that the split transaction and the use of approximately $500,000 in cash to complete the split transaction, which includes approximately $415,000 to be paid to non-continuing stockholders in exchange for their shares, and approximately $85,000 in professional fees, printing and mailing costs, filing fees and EDGAR costs, and other expenses related to the split transaction, will not have any material adverse effect on our capital adequacy, liquidity, results of operations or cash flow. The amount to be paid to non-continuing shareholders may change as a result of trading activity in our shares between the date heof and the effective date of the split transaction. See "--Fees and Expenses" for a description of the fees and expenses we expect to incur in connection with the split transaction. See "--Financing of the Split Transaction" below for a description of how the split transaction will be financed.


      Effect on Options

      Upon effectiveness of the split transaction, the number of shares of common stock subject to outstanding options under NEIB's stock option plans and the exercise prices of the options will remain the same.

      Effect on Conduct of Business after the Transaction

      We expect our business and operations to continue as they are currently being conducted and the transaction is not anticipated to have any effect upon the conduct of our business. Although we cannot guarantee the continued payment of a dividend, we do not intend to change our current dividend policy or practice at this time. No changes in our directors or executive officers are anticipated to result from the split transaction.

      Dividend Payments


      The company has declared a dividend of $.15 per share payable to shareholders of record on May 10, 2005. This dividend payment will be paid on May 24, 2005. Shareholders who are cashed out in the split transaction will receive that dividend if they were shareholders of record on May 10, 2005. They are not expected to receive any additional dividend payments on any dividend for the June 30, 2005 quarter which will not be declared until July, 2005.


      Plans or Proposals

      As described above, NEIB during the last 12 months considered possible affiliations with other financial institutions within and outside of its market area although it never engaged in serious negotiations with any such potential merger parties and is not engaged in any discussions with such parties at this time. The company has no present plans to engage in a merger with or acquisition of any financial institutions. Other than as described in this proxy statement, neither we nor our management has any current plans or proposals to effect any extraordinary corporate transaction, either with respect to NEIB or the Bank, such as a merger, reorganization or liquidation, to sell or transfer any material amount of our or the Bank's assets, to change either our Board of Directors or management, to change materially our indebtedness or capitalization, or otherwise to effect any material change in our corporate structure or business or that of the Bank. Although our management does not presently have any intent to enter into any transaction described above, either at the holding company or Bank level, nor is our management in negotiations with respect to any such transaction, there is always a possibility that we may enter into such an arrangement or transaction in the future, including, but not limited to, entering into a merger or acquisition transaction, making a public or private offering of our shares or entering into any other arrangement or transaction we may deem appropriate. In such event, our continuing stockholders may receive payment for their shares in any such transaction lower than, equal to or in excess of the amount paid to the non-continuing stockholders in the split transaction. Any acquisition strategy is dependent upon the opportunities that might arise, and there can be no certainty that any such transactions will occur.

Interests of Certain Persons in the Split Transaction

      It is not anticipated that the split transaction will have any effect on the directors and executive officers of NEIB and the Bank, other than with respect to their relative share ownership. We expect that all of our directors and executive officers will hold more than 125 shares at the effective time of the split transaction, and therefore all of those directors and executive officers will continue to own shares after the split transaction.


      Because total outstanding shares will be reduced, the executive officers and directors as a group will hold a larger relative percentage of the company. As of the record date, these directors and executive officers collectively beneficially held 290,719 shares, or 19.8% of our common stock. Based upon our estimates, taking into account the effect of the split transaction on our outstanding shares as described above, the directors and executive officers will beneficially hold 20.0% of our common stock following the split transaction.


      This represents a potential conflict of interest because the directors of NEIB approved the split transaction and are recommending that you approve it. Despite this potential conflict of interest, the Board believes the proposed split transaction is fair to our unaffiliated stockholders for the reasons discussed in this proxy statement.

Financing of the Split Transaction


      NEIB  expects  that  the  split  transaction  will  require  approximately
$500,000 in cash, which includes approximately $415,000 to be paid to non-continuing stockholders in exchange for their shares and approximately $85,000 in professional fees, printing and mailing costs, filing fees and EDGAR costs, and other expenses payable by us related to the split transaction. See "--Fees and Expenses" for a breakdown of the expenses associated with the split transaction. The amount payable to non-continuing shareholders may change as a result of trading activity in our shares between the date hereof and the effective date of the split transaction. NEIB has sufficient working capital at the holding company level to pay these amounts or projected increases in these amounts.


Federal Income Tax Consequences

      The following discusses the material federal income tax consequences to us and our stockholders that would result from the split transaction. No opinion of counsel or ruling from the Internal Revenue Service has been sought or obtained with respect to the tax consequences of the split transaction, and the conclusions contained in this summary are not binding on the Internal Revenue Service. This discussion is based on existing U.S. federal income tax law, which may change, even retroactively. This discussion does not discuss all aspects of federal income taxation that may be important to you in light of your individual circumstances. In particular, it does not address the federal income tax considerations applicable to certain types of stockholders, such as: financial institutions; insurance companies; tax-exempt organizations; dealers in securities or currency; traders in securities that elect mark-to-market; persons who hold our common stock as part of a straddle, hedge, risk reduction, constructive sale, or conversion transaction; persons who are considered foreign persons for U.S. federal income tax purposes, or who acquired their shares of NEIB common stock through the exercise of an employee stock option or otherwise as compensation. In addition, this discussion does not address any state, local, foreign or other tax considerations. This discussion also assumes that you have held and, in the case of continuing stockholders will continue to hold, your shares as capital assets within the meaning of the Internal Revenue Code of 1986, as amended, which we refer to as the Code. Stockholders are encouraged to consult their own tax advisor as to the particular federal, state, local, foreign and other tax consequences of the split transaction, in light of their individual circumstances.

      NEIB and the Bank. The split transaction will constitute a tax-free "recapitalization" for federal income tax purposes, within the meaning of
Section 368(a)(1)(E) of the Code, meaning that neither NEIB nor the Bank will recognize any gain or loss with respect to the transaction.

      Affiliated and Unaffiliated Stockholders Who Receive No Cash. If you continue to hold NEIB common stock immediately after the split transaction, and you receive no cash as a result of the split transaction, then you will not recognize any gain or loss or dividend income in connection with the transaction and you will have the same adjusted tax basis and holding period in your NEIB common stock as you had in such stock immediately prior to the split transaction.

      Affiliated and Unaffiliated Stockholders Who Receive Cash. If you receive cash as a result of the split transaction and do not continue to hold shares of NEIB common stock immediately after the split transaction, you will be treated as having had your shares redeemed by NEIB and you will recognize gain or loss on the redeemed shares equal to the difference between the cash and your adjusted tax basis in the redeemed shares. Any recognized gain will be treated as capital gain unless, the receipt of the cash is deemed to have the effect of a dividend under Section 302 of the Code to the extent of your ratable share of NEIB's accumulated earnings and profits with any remaining amount treated a tax-free return of capital to the extent of your adjusted tax basis in the redeemed shares with the amount in excess of your adjusted tax basis being treated as capital gain. Under the principles of Section 302, you will recognize capital gain rather than dividend income with respect to the cash received if the redemption is (1) "not essentially equivalent to a dividend," (2) is "substantially disproportionate," or (3) is a "complete termination" of the your interest in NEIB. In applying the principles of Section 302, the constructive ownership rules of Section 318 of the Code will apply in determining your ownership interest in NEIB.Whether a redemption by NEIB is "not essentially equivalent to a dividend" with respect to you will depend on whether the redemption was a "meaningful reduction" of your interest in NEIB based on the facts and circumstances. For example, if (1) you exercise no control over the affairs of NEIB (e.g., you are not an officer, director, or high ranking employee), (2) your relative stock interest in NEIB is minimal, and (3) your post-split transaction ownership percentage is less than your pre-split transaction ownership percentage, then your receipt of cash would be generally regarded as "not essentially equivalent to a dividend." A redemption would be "substantially disproportionate" and, therefore, would not have the effect of a distribution of a dividend with respect to you if the percentage of NEIB shares of common stock actually and constructively owned by you immediately after the redemption is less than 80% of the percentage of all shares of NEIB common stock actually and constructively owned by you immediately before the redemption. Your interest in NEIB is "completely terminated" if all of the NEIB shares common stock actually and constructively owned by you are redeemed, unless you make a waiver of family attribution election and file it with the Internal Revenue Service pursuant to Section 302(c) of the Code in which case the NEIB common stock constructively owned by you does not have to be redeemed.

      Any capital gain will be long-term capital gain subject to a rate not to exceed 15% if, as of the date of the exchange, the holding period for your NEIB shares is greater than one year. Any gain recognized by you and classified as a dividend under Section 302 of the Code will be treated as either ordinary income or qualified dividend income. Any gain treated as qualified dividend income will be taxable to you, if you are an individual shareholder, at the long-term capital gains rate, provided that you held the shares giving rise to such income for more than 61 days during the 121 day period beginning 60 days before the closing date. Gain treated as ordinary income will be taxed at ordinary income rates.

      In all other cases, if you receive cash in lieu of a fractional share of NEIB common stock, and immediately after the split transaction you constructively own shares of NEIB common stock, the cash you receive will be treated: (1) first, as a taxable dividend to the extent of your ratable share of NEIB's accumulated earnings and profits; (2) then, if the total amount of cash paid in the split transaction exceeds NEIB's accumulated earnings and profits, as a tax-free return of capital to the extent of your adjusted tax basis in the redeemed shares; and (3) finally, to the extent of the cash in excess of your adjusted tax basis in the redeemed shares, as capital gain from the sale or exchange of the redeemed shares.

      Payments of cash to you for the surrender of your redeemed shares of NEIB common stock will be subject to information reporting and "backup" withholding at a rate of 28% of the cash payment, unless you furnish NEIB with your taxpayer identification number in the manner prescribed in applicable Treasury
Regulations, certify that such number is correct, certify as to no loss of exemption from backup withholding, and satisfy certain other conditions. Backup withholding is not an additional tax. Any amounts withheld from payments to you under the backup withholding rules will be allowed as a refund or credit against your United States federal income tax liability, provided the required information is furnished to the Internal Revenue Service.

      As explained above, the amounts paid to you as a result of the split transaction may result in dividend income, capital gain income, or some combination of dividend and capital gain income to you depending on your individual circumstances. The foregoing discussion of material United States federal income tax consequences of the split transaction set forth above represents general information only and is based upon the Code, its legislative history, existing and proposed regulations thereunder, published rulings and decisions, all as currently in effect as of the date hereof, and all of which are subject to change, possibly with retroactive effect. You should consult your tax advisor as to the particular federal, state, local, foreign and other tax consequences of the split transaction, as well as the applicability of the alternative minimum tax to you, in light of your specific circumstances.

Appraisal Rights and Dissenters' Rights

      No appraisal or dissenters' rights are available under Delaware law to stockholders who dissent from the split transaction. There may exist other rights or actions under Delaware law or federal or state securities laws for stockholders who can demonstrate that they have been damaged by the split transaction. Although the nature and extent of these rights or actions are uncertain and may vary depending upon facts or circumstances, stockholder challenges to corporate actions in general are related to the fiduciary responsibilities of corporate officers and directors and to the fairness of corporate transactions.

Regulatory Requirements

      In connection with the split transaction, we will be required to make a number of filings with, and obtain a number of approvals from, various federal and state governmental agencies, including:

      o filing of amendments to NEIB's certificate of incorporation with the Delaware Secretary of State, in accordance with Delaware law; and

      o complying with federal and state securities laws, including filing of this proxy statement on Schedule 14A and a transaction statement on Schedule 13E-3 with the SEC.

Accounting Treatment

      We anticipate that we will account for the split transaction by treating the shares repurchased in the split transaction as treasury shares.

Fees and Expenses

      We will be responsible for paying the split transaction related fees and expenses, consisting primarily of fees and expenses of our financial advisor, attorneys, printing and mailing costs, filing fees and EDGAR costs, and other related charges. We estimate that our expenses will total approximately $85,000, assuming the split transaction is completed. This amount consists of the following estimated fees:

                       Description                         Amount

            KBW fees and expenses                        $   28,000
            Legal fees and expenses                      $   26,000
            Paying agent fees and expenses               $    5,000
            Printing and mailing costs                   $   20,000
            Filing Fees and EDGAR charges                $    1,000
            Miscellaneous expenses                       $    5,000
                                                         ----------

            Total                                        $85,000.00
                                                         ==========

                SELECTED HISTORICAL AND PRO FORMA FINANCIAL DATA

      Set forth below is our selected historical and pro forma consolidated financial information. The historical financial information was derived from the audited consolidated financial statements (including the balance sheets, statements of income, changes in shareholders' equity and statements of cash flows as of December 1, 2004 and 2003 and for the three years ending December 31, 2004) included in our Annual Report on Form 10-KSB for the fiscal year ended December 31, 2004, and from other information and data contained in the Annual Report. The Annual Report is incorporated herein by reference in its entirety. More comprehensive financial information is included in the Annual Report. The financial information that follows is qualified in its entirety by reference to, and should be read in conjunction with, the Annual Report, and all of the financial statements and related notes contained in the Annual Report, copies of which may be obtained as set forth below under the caption "Other Matters--Where You Can Find More Information."

      The following summary pro forma balance sheet data is based on historical data, adjusted to give effect to the cash payment for fractional shares resulting from the transaction and expenses related to the transaction. The pro forma balance sheet data is based on the assumption that an aggregate of 17,656 shares will result in fractional shares and will be purchased for approximately $415,000, with $85,000 in costs incurred.

      The following summary unaudited income statement data gives effect to the transaction as if it had occurred on January 1, 2004. The pro forma information set forth below is not necessarily indicative of what our actual financial position would have been had the transaction been consummated as of the above referenced dates or of the financial position that may be reported by us in the future.

                         NORTHEAST INDIANA BANCORP, INC.
                   SELECTED CONSOLIDATED FINANCIAL INFORMATION
                    (Dollars in thousands, except share data)

                                                      December 31, 2004    Change    Pro Forma
                                                      -----------------    ------    ---------
Cash, investments and cash equivalents                     $  42,349         (500)   $  41,849
Loans                                                        174,800           --      174,800
Other assets                                                  11,523           34       11,557
                                                           ---------                 ---------
Total assets                                               $ 228,672                 $ 228,289
                                                           =========                 =========

Deposits                                                   $ 123,951           --    $ 123,951
ther borrowings                                               77,067           --       77,067
Other liabilities                                              1,608           --        1,608
                                                           ---------                 ---------
         Total liabilities                                 $ 202,626                 $ 202,626
                                                           =========                 =========

Common Stock                                               $      26           --    $      26
Surplus                                                       11,758         (415)      11,343
Retained earnings                                             14,299          (56)      14,243
Accumulated other comprehensive income
     (loss)                                                      (37)          --          (37)
                                                           ---------                 ---------
         Total Stockholders Equity                         $  26,046                 $  25,575
                                                           =========                 =========

Interest Income                                            $  12,103           (9)   $  12,094
Interest Expense                                               5,715           --        5,715
Provision for loan losses                                         38           --           38
                                                           ---------                 ---------
         Net interest income                               $   6,350                 $   6,341

Noninterest Income                                         $   1,456           --    $   1,456
Noninterest Expense                                        $   5,477           85    $   5,562

Income before income taxes                                 $   2,329          (94)   $   2,235
Income tax expense                                               611          (38)         573

Net income from continuing operations*                     $   1,718          (56)   $   1,662

Basic earnings per share                                   $    1.21         (.06)   $    1.17

Diluted earnings per share                                 $    1.17         (.06)   $    1.13

Book value per share                                       $   18.33         (.16)   $   18.23

         *Without non-cash impairment charge of $735,500

                 MARKET PRICE OF NORTHEAST INDIANA BANCORP, INC.
                      COMMON STOCK AND DIVIDEND INFORMATION

      The Company's shares are traded on the Nasdaq National Market System under the trading symbol "NEIB."


                             Sales Prices Per Share
                             ----------------------
Quarter ending:                 High         Low       Dividends Paid Per Share
---------------                 ----         ---       ------------------------

Through April ___, 2005
March 31, 2005                 $21.85      $20.00

December 31, 2004               22.72       20.10                .15
September 30, 2004              22.00       20.07                .14
June 30, 2004                   22.35       21.00                .14
March 31, 2004                  21.49       19.95                .14

December 31, 2003              $22.00      $18.15                .14
September 30, 2003             $21.25      $18.18                .13
June 30, 2003                  $20.02      $15.50                .13
March 31, 2003                 $16.20      $15.05                .13

      There were __________ record holders of our common stock on April 26, 2005.


      We do not have a formal dividend policy. Regulations issued by the Office of Thrift Supervision govern the Bank's capital requirements and may affect the amount of dividends we can pay. Generally, the timing and amount of future dividends on our shares will depend on earnings, cash requirements, our and the Bank's financial condition, applicable government regulations and other factors that our Board deems relevant.

      Under the Delaware Business Corporation Law we may pay dividends from our surplus or net profits for the fiscal year in which the dividend is paid and/or the preceding fiscal year.

                        COMMON STOCK PURCHASE INFORMATION

      NEIB has effected the following repurchases of its shares during the last two fiscal years:

                                                                                            Average Price Paid Per
     Quarter Ended         Total Number of Shares Purchased      Range of Prices Paid                Share
     -------------         --------------------------------      --------------------                -----
        12/31/04                        16,130                      $22.11 - $22.37                 $22.24
        9/30/04                         44,260                      $21.46 - $22.23                 $21.86
        6/30/04                         30,186                      $21.66 - $22.35                 $21.95
        3/31/04                         16,750                      $20.91 - $21.50                 $21.15

        12/31/03                         6,200                      $20.95 - $21.37                 $21.19
        9/30/03                            --                              --                           --
        6/30/03                         18,965                      $16.35 - $17.90                 $16.86
        3/31/03                         29,163                      $15.35 - $16.12                 $15.51

      Under a previously announced repurchase program, there are 31,280 shares remaining available for repurchase by NEIB at this time. NEIB has suspended its repurchase program during the period that proxies are being solicited for the annual meeting of stockholders.

      Within the past 60 days, none of NEIB, the Bank, the Bank's ESOP, the Bank's 401(k) plan, or their affiliates, directors, executive officers or subsidiaries have made any purchases of NEIB common stock, provided that since March 1, 2005, the Bank's 401(k) plan has purchased _____ shares of company common stock for an average price of $________ per share.


                   PROPOSAL 2 - ELECTION OF DIRECTORS OF NEIB

      In addition to the consideration of the split transaction, the stockholders of NEIB are also being asked to vote on the election of two directors to serve until 2008. The directors nominees are J. David Carnes, M.D., and William A. Zimmer, each of whom currently serves on the Board of Directors of NEIB and the Bank. This section of this proxy statement contains certain information about NEIB relating to the directors and director nominees of NEIB.

      THE NEIB BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE "FOR" THE DIRECTOR NOMINEES, NAMELY, J. DAVID CARNES, M.D., AND WILLIAM A. ZIMMER.

Voting Securities and Principal Holders Thereof

      The following table sets forth as of April 26, 2005, information regarding beneficial share ownership of: (i) those persons or entities known by us to beneficially own more than five percent of NEIB common stock; (ii) each member of the NEIB Board of Directors; (iii) each executive officer of NEIB named in the Summary Compensation table appearing under "Executive Compensation" below; and (iv) all current directors and executive officers of NEIB as a group. The address of each of the beneficial owners, except where otherwise indicated, is the same address as NEIB. NEIB only has one class of voting security, NEIB common stock. Information in the table below is being provided with respect to beneficial ownership of NEIB common stock.

                                                                  Shares                    Percent
Beneficial Owner                                            Beneficially Owned             of Class
----------------------------------------------------------------------------------------------------------
Northeast Indiana Bancorp, Inc. Employee Stock
  Ownership Plan ("ESOP")                                               147,890(1)           10.5%

First Manhattan Co.
437 Madison Avenue
New York, New York 10022                                                111,290(2)            7.9%

Stephen E. Zahn, Chairman of the Board, President and
  Chief Executive Officer                                               175,894(3)           12.1%

Dan L. Stephan, Director                                                 10,000(4)             .7%

J. David Carnes, Director                                                24,840(5)            1.8%

Randall C. Rider, Director                                                8,998(6)             .6%

William A. Zimmer, Director                                               3,350(7)             .2%

Michael S. Zahn, Director and Senior Vice President                      27,296(8)            1.9%

Directors and executive officers as a group (9 persons)                 290,719(9)           19.8%


----------
(1) Pursuant to a filing on Schedule 13G filed on February 7, 2005, the amount reported represents 147,890 shares of common stock held by the ESOP, 120,405 of which have been allocated to accounts of participants as of the record date. Peoples Federal Savings Bank is the trustee of the ESOP and may be deemed to beneficially own the shares held by the ESOP which have not been allocated to accounts of participants. Participants in the ESOP are entitled to instruct the ESOP trustee as to the voting of the shares allocated to their ESOP accounts. For each issue voted upon by the stockholders of NEIB, the unallocated shares held by the ESOP are voted by the ESOP trustee in the same proportion as the participants who directed the trustee as to the voting of the shares allocated to their plan accounts. Allocated shares as to which the ESOP trustee receives no voting instructions are voted by the trustee in its discretion.

(2) As reported on Schedule 13G/A filed on February 8, 2005. First Manhattan Co. reports that it has sole voting and dispositive power over 108,290 of the shares listed above, and shared voting and dispositive power over 3,000 shares.

(3) The amount of shares beneficially owned by Mr. S. Zahn includes: (i) 27,667 shares owned directly; (ii) 39,009 shares held jointly by Mr. S. Zahn and his wife; (iii) 4,673 shares held by Mr. S. Zahn's wife; (iv) 26,908 shares allocated to Mr. S. Zahn's ESOP account as of December 31, 2004; (v) 37,565 shares which Mr. S. Zahn has the right to acquire pursuant to stock options that are exercisable at or within 60 days of the record date; (vi) 2,890 shares held in Mr. S. Zahn's 401(k) account as of December 31, 2004; and (vii) 37,182 shares held in a revocable trust as to which Mr. S. Zahn is a trustee. On November 17, 2003, Mr. S. Zahn and certain associated family members including Alyce M. Zahn, Michael S. and Susan E. Zahn, Jamie M. and Jodie Z. Groves, Michael C. and Julie A. Jennings, and Scott and Cherie Z. Axelrod, received permission from the Office of Thrift Supervision ("OTS") to acquire up to nineteen percent (19%) of the issued and outstanding shares of NEIB common stock.


(4) The amount of shares beneficially owned by Mr. Stephan includes: (i) 8,198 shares owned directly and (ii) 1,802 shares which Mr. Stephan has the right to acquire pursuant to stock options that are exercisable at or within 60 days of the record date.

(5) The amount of shares beneficially owned by Dr. Carnes includes: (i) 8,563 shares owned directly; (ii) 9,075 shares held jointly by Dr. Carnes and his wife; and (iii) 7,202 shares which Dr. Carnes has the right to acquire pursuant to stock options that are exercisable at or within 60 days of the record date.


(6)   These shares are beneficially owned directly by Mr. Rider.

(7) The amount of shares beneficially owned by Mr. Zimmer includes 1,000 shares of restricted stock, 1,350 shares held jointly by Mr. Zimmer and his spouse, and 1,000 shares subject to options exercisable within 60 days of the record date. This amount does not include 8,000 shares subject to options that are not exercisable within 60 days of the record date.

(8) The amount of shares beneficially owned by Mr. M. Zahn includes: (i) 13,220 shares owned directly; (ii) 5,896 shares allocated to Mr. M. Zahn's ESOP account as of December 31, 2004; (iii) 7,380 shares which Mr. M. Zahn has the right to acquire pursuant to stock options that are exercisable at or within 60 days of the record date, and (iv) 800 shares of restricted stock. The amount does not include 500 shares subject to stock options which are not exercisable within 60 days of the record date.

(9) The amount includes shares held directly, as well as jointly with family members, shares held in retirement accounts, in a fiduciary capacity, by certain family members or by trusts of which the director or executive officer is a trustee or substantial beneficiary, with respect to which the individual may be deemed to have sole or shared voting and/or dispositive power. The amount also includes an aggregate of 59,949 shares which directors and executive officers as a group have the right to acquire pursuant to stock options that are exercisable at or within 60 days of the record date and an aggregate of 48,321 shares allocated to the ESOP accounts of the executive officers as of December 31, 2004, and an aggregate of 5,004 shares allocated to the 401(k) plan accounts of executive officers as of December 31, 2004. The amount does not include 15,000 shares subject to options not exercisable within 60 days of the record date.

Section 16(a) Beneficial Ownership Reporting Compliance

      Section 16(a) of the Exchange Act requires our directors and executive officers, and persons who own more than 10% of NEIB's outstanding shares of common stock, to file with the SEC initial reports of ownership and reports of changes in ownership of common stock of NEIB. Officers, directors and greater than 10% stockholders are required by SEC regulation to furnish us with copies of all Section 16(a) forms they file.

      To our knowledge, based solely on a review of the copies of such reports furnished to us and the written representations that no other reports were required, all Section 16(a) filing requirements applicable to our officers, directors and greater than 10% beneficial owners were complied with during the fiscal year ended December 31, 2004.

Directors

      Our Board of Directors currently consists of six members, each of whom is also a director of First Federal Savings Bank. Directors are generally elected to serve for three-year staggered terms or until their respective successors have been elected and qualified. Approximately one-third of the directors are elected annually.

      The following table sets forth certain information regarding the Board of Directors, including each director's term of office and the Board nominees for election. The nominees have consented to being named in this proxy statement and have agreed to serve if elected. If a nominee is unable to stand for election, the Board of Directors may either reduce the number of directors to be elected or select a substitute nominee. If a substitute nominee is selected, the proxy holders will vote your shares for the substitute nominee, unless you have withheld authority. Except as described herein, there are no arrangements or understandings between any director or nominee and any other person pursuant to which such director or nominee was selected.

                                                                                            Director      Term
Name                     Position(s) Held with Northeast Indiana Bancorp           Age(1)   Since(2)     Expires
----                     -----------------------------------------------           ------   --------     -------
                                                 NOMINEES
J. David Carnes          Director                                                    53       1991         2008

William A. Zimmer        Director                                                    52       2003         2008

                                      DIRECTORS CONTINUING IN OFFICE

Randall C. Rider         Director                                                    54       1989         2006

Dan L. Stephan           Director                                                    57       1987         2007

Michael S. Zahn          Director and Senior Vice President                          35       2000         2006

Stephen E. Zahn          Chairman of the Board, President and Chief                  62       1965         2007
                         Executive Officer

----------
(1)   At December 31, 2004.

(2)   Includes service as a director of First Federal Savings Bank.

      The business experience of each director is set forth below. All directors have held their present positions for at least the past five years, except as otherwise indicated.

      J. David Carnes, MD. Dr. Carnes has, since 1981, practiced medicine in Huntington, Indiana.

      Stephen E. Zahn. Mr. S. Zahn is the Chairman of the Board, President and Chief Executive Officer of NEIB and Chairman of the Board and Chief Executive Officer of the Bank. Mr. S. Zahn has served in such capacities for over ten years and also served as President of the Bank since 1980, until Michael S. Zahn assumed that position in 2005. Mr. S. Zahn is the father of Michael S. Zahn, Director of NEIB and Director and President of the Bank.

      Michael S. Zahn. Mr. M. Zahn became President of the Bank on January 1, 2005. Mr. M. Zahn joined the Bank in 1996 as a loan officer. Prior to his employment with the Bank, Mr. Zahn worked as a Senior Underwriter for a regional insurance carrier. Mr. M. Zahn is the son of Stephen E. Zahn, Chairman of the Board, President and Chief Executive Officer of NEIB and the Bank.

      Randall C. Rider. Mr. Rider is President of Lime City Manufacturing Co., Inc., a position he has held since 1983.

      Dan L. Stephan. Mr. Stephan is a retired State Representative to the Indiana Legislature, a position he was first elected to in 1980 and retired at end of 1998. Mr. Stephan is also employed as a sales representative for the Variable Annuity Life Insurance Company.

      William A. Zimmer. Mr. Zimmer founded the W.A. Zimmer Co., a home improvement company based in Huntington, Indiana, in 1976 and currently serves as President.

The Board of Directors has affirmatively determined that Directors Carnes, Rider, Stephan, and Zimmer are "independent" under the definition of independence contained in the National Association of Securities Dealers' listing standards for the Nasdaq Stock Market.

Executive Officers

      The business experience of the executive officers who are not also directors is set forth below.

      Randy J. Sizemore is Senior Vice President, Treasurer and Chief Financial Officer, positions he has held since April 2002. Prior to joining First Federal, Mr. Sizemore held positions in a similar capacity with another bank holding company and its subsidiary since 1999, and prior to that he performed similar job functions for another bank holding company. Mr. Sizemore has a total of 11 years experience working with financial institutions.

      DeeAnn Hammel is Senior Vice President, Secretary and Chief Operations Officer, positions she has held since March 1995. Ms. Hammel first joined First Federal in 1975 as a teller. Ms. Hammel is responsible for directing and controlling First Federal's daily activities.

      Thomas P. Frantz is Senior Vice President and Chief Lending Officer, positions he has held since October 2001. Prior to joining First Federal, Mr. Frantz held positions in a lending capacity for another bank since 1995. Mr. Frantz has a total of 29 years experience working with financial institutions.

Meetings and Committees of the Board of Directors

      Board and Committee Meetings of Northeast Indiana Bancorp. Meetings of NEIB's Board of Directors are generally held on a monthly basis. The Board of Directors met twelve times during fiscal 2004. During fiscal 2004, no incumbent director attended fewer than 75% of the total number of Board meetings and the total number of meetings held by the Board committees on which he served.

      The  Board  of  Directors  has  standing  Audit,  Nominating,   Proxy  and
Compensation Committees. We do not have a standing executive committee.

      The Audit Committee reviews audit reports and related matters with respect to compliance with regulations and internal policies and procedures. This committee also engages and sets compensation for an accounting firm to perform the annual audit and acts as a liaison between the auditors and the Board. The current members of this committee are Directors Rider (Chairman), Stephan, Carnes and Zimmer. This Committee met four times during fiscal 2004. For additional information regarding the Audit Committee, see "Audit Committee Matters" below.

      The Proxy Committee meets annually to review proxies for the current year prior to the annual meeting. Members of the committee are Directors Stephen Zahn and Michael Zahn. This Committee met one time during fiscal 2004.

      The Compensation Committee establishes our compensation policies and reviews compensation matters. The current members of this committee are Directors Stephan, Rider, Carnes and Zimmer. These members meet the standards for independence for compensation committee members prescribed by the National Association of Securities Dealers, Inc. This committee met two times during fiscal 2004.

     Director                Audit Committee      Compensation Committee    Nominating Committee    Proxy Committee
Stephen E. Zahn                                                                                             X*
J. David Carnes                      X                       X
Michael S. Zahn                                                                                             X
Randall C. Rider                     X*                      X                       X
Dan L. Stephan                       X                       X*                      X
William A. Zimmer                    X                       X

* Chairman

Nominating Committee Matters

      The Nominating Committee meets annually in order to nominate candidates for membership on the Board of Directors. The Nominating Committee met one time during fiscal 2004. This committee is comprised of Board members who are not up for election, and are "independent" under the definition of independence contained in the National Association of Securities Dealers' listing standards for the nominating committee members. Current members of this Committee are Directors Carnes and Stephan. The Nominating Committee does not have a written charter.

      The Nominating Committee considers candidates for membership on the Board of Directors from any reasonable source, including stockholder recommendations, provided such nominees are recommended in accordance with the nominating procedures set forth in NEIB's By-Laws. The Nominating Committee does not evaluate candidates differently based on who has made the proposal.

      The Nominating Committee believes that candidates for membership on the Board of Directors must exhibit certain minimum characteristics: namely, good business judgment and an even temperament, high ethical standards, leadership skills, financial stability, a healthy view of the relative responsibilities of a Board member and management, intelligence and the ability to articulate and to think independently. In selecting candidates and approving nominees for open Board positions, the Nominating Committee will make every effort to ensure that the Board of Directors and its committees include at least the number of independent directors, as that term is defined and as may be required by SOX and applicable standards promulgated by NASDAQ and the SEC, and any other applicable requirements.

Audit Committee Matters

      Audit Committee Report. The Audit Committee of the Board of Directors of NEIB has issued the following report with respect to the audited consolidated financial statements of NEIB as of and for the fiscal year ended December 31, 2004:

      o     The  Audit   Committee  has  reviewed  and  discussed   with  NEIB's
            management  NEIB's  fiscal  2004  audited   consolidated   financial
            statements;

      o The Audit Committee has discussed with NEIB's independent auditors (Crowe Chizek and Company LLC) the matters required to be discussed by Statement on Auditing Standards No. 61;

      o The Audit Committee has received the written disclosures and letter from the independent auditors required by Independence Standards
            Board No. 1 (which relates to the auditors' independence from NEIB and its related entities) and has discussed with the auditors their independence from NEIB; and

      o Based on the review and discussions referred to in the three items above, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in NEIB's Annual Report on Form 10-KSB for the fiscal year ended December 31, 2004.

      Submitted by the Audit Committee of the Board of Directors of NEIB:

                           Randall C. Rider, Chairman
                                 Dan L. Stephan
                                 J. David Carnes

      Independence. All of the members of the Audit Committee are "independent" under the definition of independence in the National Association of Securities Dealers' listing standards for the Nasdaq Stock Market applicable to such members.

      Audit Committee Charter. Northeast Indiana Bancorp has adopted a written audit committee charter. A copy of the charter is attached to this proxy statement as Appendix C.

      Audit Committee Financial Expert. NEIB does not have an audit committee financial expert serving on the Audit Committee. It is difficult for NEIB, as a small public company, to identify, recruit and add an audit committee financial expert to the Audit Committee.

Director Compensation

      Directors of NEIB are paid $200 per regular meeting for their service in such capacity. Directors of the Bank receive a retainer fee of $2,250 per quarter and $400 per regular monthly meeting. Directors do not receive any compensation for participation on the committees of the Boards of Directors of NEIB and the Bank.

      Deferred Compensation Program. The Bank has a deferred compensation program for the benefit of its directors. This program permits participating directors to defer up to a maximum of $400 of Board fees per month or $4,800 per year, over a five year period which ended December 31, 1996, except for Directors Michael Zahn and William Zimmer. Director Michael Zahn may defer up to a maximum of $500 of Board fees per month or $6,000 per year, over a five year period which will end July 31, 2005, and Director William Zimmer may defer up to $500 of Board fees per month or $6,000 per year, over a five year period which will end October 31, 2008. Generally upon attaining age 65, the director (or in the event of death, his designated beneficiary) receives a monthly cash payment based upon the amount of fees deferred for a period of up to 120 months. In addition, the designated beneficiary of each participating director will receive a $10,000 burial fee. In order to balance the expected payments under the deferred compensation plan, the Bank has purchased life insurance policies on the lives of the participating directors. Although the insurance policies do not generate periodic payments to cover the monthly payments owed to retiring directors, the death benefits payable on the insurance policies have been selected to actuarially approximate the future monthly payment obligation. During fiscal 2004, Director Michael Zahn deferred a total of $6,000 in Board fees and Director Zimmer deferred a total of $6,000 in Board fees pursuant to this program. No other director deferred his Bank Board fees in fiscal 2004.

      The following table provides information relating to option exercises by directors of NEIB during the last fiscal year. Value realized upon exercise is the difference between the closing price on the Nasdaq Stock Market of the underlying stock on the exercise date and the exercise or base price of the option.

Name                       Shares Acquired on Exercise (#)    Value Realized ($)
----                       -------------------------------    ------------------

J. David Carnes                          2,000                     $  22,330
Randall C. Rider                        13,202                     $ 157,203
Dan L. Stephan                           7,000                     $  83,320
Michael S. Zahn                          1,500                     $  14,193
William A. Zimmer                        1,000                     $   1,490

Executive Compensation

      Our executive officers do not receive any compensation for services performed in their capacity as such. The following table sets forth the compensation paid by the Bank during fiscal 2004 to the Chairman and Chief Executive Officer of NEIB and the Bank. No other executive officer earned salary and bonus exceeding $100,000 in fiscal 2004.

                           SUMMARY COMPENSATION TABLE

                                                                                     Long Term Compensation
                         Annual Compensation                                                  Awards
                                                                     Other
                                                                    Annual     Restricted
                               Fiscal                               Compen-       Stock      Options/      LTIP       All Other
Name and Principal Position     Year     Salary($)(1)   Bonus($)   sation($)   Award(s)($)    SARs(#)   Payouts($)  Compen-sation($)
---------------------------     ----     ------------   --------   ---------   -----------    -------   ----------  ----------------
Stephen E. Zahn, Chairman of    2004       $179,600     $17,500        --           --          --          --        $171,285(2)
the Board and Chief
Executive Officer

                                2003        172,100      17,500        --           --          --          --         148,486(3)

                                2002        167,500      12,500        --           --          --          --         128,850(4)

(1)   Includes directors' fees of $14,600 for 2003 and $13,100 for 2002.

(2) Includes: (i) $10,469 of life, health and disability insurance premiums paid by the Bank; (ii) $5,084 of contributions by the Bank to Mr. S. Zahn's 401(k) plan account; (iii) $83,263 accrued by the Bank under the Executive Supplemental Retirement Income Plan on behalf of Mr. S. Zahn;
      (iv) $29,809 accrued by the Bank under the Stockholder Benefit Plan on behalf of Mr. S. Zahn; (v) $38,993 of contributions to Mr. S. Zahn's ESOP account; and (vi) $3,667 allocated based on the personal use of an automobile by Mr. S. Zahn.

(3) Includes: (i) $11,796 of life, health and disability insurance premiums paid by the Bank; (ii) $4,206 of contributions by the Bank to Mr. S. Zahn's 401(k) plan account; (iii) $55,416 accrued by the Bank under the Executive Supplemental Retirement Income Plan on behalf of Mr. S. Zahn;
      (iv) $31,573 accrued by the Bank under the Stockholder Benefit Plan on behalf of Mr. S. Zahn; (v) $41,660 of contributions to Mr. S. Zahn's ESOP account; and (vi) $3,835 allocated based on the personal use of an automobile by Mr. S. Zahn.

(4) Includes: (i) $11,725 of life, health and disability insurance premiums paid by the Bank; (ii) $4,431 of contributions by the Bank to Mr. S. Zahn's 401(k) plan account; (iii) $49,041 accrued by the Bank under the Executive Supplemental Retirement Income Plan on behalf of Mr. S. Zahn;
      (iv) $32,409 accrued by the Bank under the Stockholder Benefit Plan on behalf of Mr. S. Zahn; (v) $26,988 of contributions to Mr. S. Zahn's ESOP account; and (vi) $4,256 allocated based on the personal use of an automobile by Mr. S. Zahn.

      The following table provides information as to the value of the options held by our President and Chief Executive Officer on December 31, 2004. No stock appreciation rights were granted during fiscal 2004.

       AGGREGATE OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR END
                                  OPTION VALUES

                                                                                                            Value of
                                                                        Number of                         Unexercised
                                                                       Unexercised                        In-the-Money
                                                                        Options at                         Options at
                                                                   Fiscal Year End ($)                Fiscal Year End ($)(1)
                                                        ------------------------------------   -----------------------------------
                        Shares
                        Acquired on      Value
  Name                  Exercise (#)     Realized ($)   Exercisable (#)    Unexercisable (#)   Exercisable ($)   Unexercisable ($)
  ----                  ------------     ------------   ---------------    -----------------   ---------------   -----------------
Stephen E. Zahn                --             --            37,565                --              $423,733               --

(1) Represents the aggregate market value (market price of the common stock less the exercise price) of the options granted based upon the closing price of $20.99 per share of the common stock as reported on the NASDAQ National Market on January 3, 2005.

Employment Agreement

      In December 1995, First Federal Savings Bank entered into an employment contract with Mr. S. Zahn. The employment contract provides for an annual base salary in an amount established by the Board of Directors. The initial term of the employment contract was for three years. The contract provides for extensions of one year, in addition to the then-remaining term under the agreement, on each anniversary of the effective date of the contract, subject to a formal performance evaluation performed by disinterested members of the Board of Directors of the Bank, and the contract has been renewed each year since the expiration of the initial term. The contract provides for termination upon Mr.
S. Zahn's death, for cause, or in certain events specified by Office of Thrift Supervision regulations. The employment contract is also terminable by Mr. S. Zahn upon 90 days notice to the Bank.

      The employment contract provides for payment to Mr. S. Zahn of the greater of his salary for the remainder of the term of the agreement, or 299% of his base compensation, in the event there is a "change in control" of the Bank where employment terminates involuntarily in connection with such change in control or within twelve months thereafter. For the purposes of the employment contract, a "change in control" is defined as any event which would require the filing of an application for acquisition of control or notice of change in control pursuant to Office of Thrift Supervision regulations. Such events are generally triggered by the acquisition of control of more than 10% of NEIB's common stock. Based on his current salary, if Mr. S. Zahn was terminated in December, 2004 under circumstances entitling him to severance pay as described above, he would have been entitled to receive a lump sum cash payment of approximately 794,000.

Executive Supplemental Retirement Income Plan.

      First Federal Savings Bank maintains a supplemental retirement income plan established in 1992 for the benefit of Mr. S. Zahn. This plan was subsequently amended in 1996, 2002, and 2004 pursuant to an agreement entered into with Mr.
S. Zahn. Payments made by the Bank are placed into a secular trust account with an independent administrator through another financial institution. Upon continuous service to the Bank through age 65, Mr. S. Zahn (or in the event of Mr. S. Zahn's death, his beneficiary) will become entitled to monthly cash payments for a period of 180 months of up to 60% of Mr. S. Zahn's final base compensation paid by the Bank annually of approximately $43,500 after tax. This amount will become payable at the time Mr. S. Zahn reaches age 67. In the event that Mr. S. Zahn voluntarily leaves employment with the Bank before attaining the age of 65, he would be eligible to receive commencing at age 67 the after-tax contributions made by the Bank into the secular trust account up to the point of termination of service. The Bank has purchased a life insurance policy with respect to this program which is comparable to the policies described herein for the Bank directors' deferred compensation program. In addition, to the extent that the proceeds realized by the Bank on said life insurance policies owned by the Bank exceed the cash surrender values of the same policies, Mr. S. Zahn's designated beneficiary will receive a $30,000 burial fee from this plan. All expenses related to this program are paid by the Bank.

Stockholder Benefit Plan.

      In January of 2000, the Bank set up a deferred  compensation  plan for Mr.
S. Zahn based on the savings to the institution. In connection with the establishment of this plan, Mr. S. Zahn relinquished shares of stock granted to him pursuant to the NEIB Recognition and Retention Plan. The Bank agreed to accrue a benefit for Mr. S. Zahn based on the difference between the income derived from the Bank's investment in a no-load, no-surrender charge life insurance policy and the Bank's after-tax cost of funds as determined by the last available quarterly rate of the 6th District Cost of Funds from the Federal Home Loan Bank in Indianapolis plus fifty basis points.

      This benefit accrues over the working life of Mr. S. Zahn such that, upon reaching the age of 65, he shall be entitled to the annuitized value of the accrued benefit payable over a fifteen year period. Should Mr. S. Zahn die prior to reaching age 65, his beneficiary is entitled to a Survivor's Benefit payable over a fifteen year period. In the event that Mr. S. Zahn is involuntarily terminated, including termination coincident with or within three years of a change in control of the Bank (as defined), Mr. S. Zahn is entitled to receive a benefit as if he had continued to be employed with the Bank until his retirement age of 65. If Mr. S. Zahn voluntarily terminates his employment with the Bank, he is entitled to the accrued benefit determined as of the date of termination.

Certain Transactions

      First Federal Savings Bank has followed a policy of granting loans to eligible directors, officers, employees and members of their immediate families for the financing of their personal residences, for consumer purposes and general business loans. All loans to senior officers and directors are subject to Office of Thrift Supervision regulations restricting loans and other transactions with affiliated persons of the Bank. Under applicable law, all loans or extensions of credit to executive officers and directors must be made on substantially the same terms and conditions, including interest rates and collateral, as those prevailing at the time for comparable transactions with the general public and must not involve more than the normal risk of repayment or present other unfavorable features.

      In this regard, all outstanding loans to directors have been made in the ordinary course of business and on the same terms and conditions, including interest rates and collateral, as those prevailing at the time for comparable transactions and do not involve more than the normal risk of collectibility or present other unfavorable features. Although, all outstanding loans to executive officers have been made in the ordinary course of business and do not involve more than the normal risk of collectibility, as employees, the executive officers are eligible for a 1/2% discount from the current rate offered after one year of service and a 1% discount from the current rate offered after 5 years of service on one consumer loan. They also receive a waiver of 50% ($250) of the origination fee on one residential loan.

                      PROPOSAL 3 - RATIFICATION OF AUDITORS

      We have renewed our arrangement with Crowe Chizek and Company LLC to be our independent auditors for the fiscal year ending December 31, 2005, subject to the ratification of the appointment by our stockholders. A representative of Crowe Chizek and Company LLC is expected to attend the annual meeting to respond to appropriate questions. The representative of Crowe Chizek and Company LLC will also have an opportunity to make a statement if they desire to do so.

      Audit Fees. The aggregate fees billed to NEIB by Crowe Chizek and Company LLC for professional services rendered for the audit of NEIB's consolidated financial statements for fiscal 2003 and 2004 and the reviews of the consolidated financial statements included in NEIB's Forms 10-QSB for those years were $53,550 and $59,300 respectively.

      Audit-Related Fees. The aggregate fees billed to NEIB by Crowe Chizek and Company LLC for assurance and related services that were reasonably related to the performance of the audit of NEIB's consolidated financial statements and the reviews of the consolidated financial statements included in NEIB's Forms 10-QSB for fiscal 2003 and 2004 were $1,550 and $2,458, respectively.

      Tax Fees. The aggregate fees billed to NEIB by Crowe Chizek and Company LLC for professional services rendered by Crowe Chizek and Company LLC for tax compliance, tax advice, and tax planning for fiscal 2003 and 2004 were $0 and $2,625, respectively.

      All Other Fees. The aggregate fees for all other services billed to NEIB by Crowe Chizek and Company LLC for fiscal 2003 and 2004 were $0 and $875, respectively.

      Financial Information Systems Design and Implementation Fees. There were no fees for financial information systems design and implementation billed to NEIB by Crowe Chizek and Company LLC for fiscal 2003 or 2004.

      The Audit Committee's policy is to approve or pre-approve all audit, audit-related, tax and permitted non-audit services performed for NEIB by our independent auditors in accordance with Section 10A(i) of the Securities Exchange Act of 1934, as amended, and the Securities and Exchange Commission's rules adopted thereunder. In 2003, the Audit Committee pre-approved the audit services provided by Crowe Chizek and Company LLC, which approximated 97.2% of the total fees paid. In 2003, the de minimus exception was used for audit-related services that were not approved in advance by the Audit Committee. These services approximated 2.8% of the total fees paid. In 2004, the Audit Committee pre-approved all services provided by Crowe Chizek and Company LLC.

      THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS HAS CONSIDERED WHETHER PROVIDING ALL NON-AUDITING SERVICES (AND THE AGGREGATE FEES BILLED FOR SUCH
SERVICES) IN FISCAL 2004 BY CROWE CHIZEK AND COMPANY LLC, THE PRINCIPAL INDEPENDENT AUDITORS, IS COMPATIBLE WITH MAINTAINING THE PRINCIPAL AUDITORS' INDEPENDENCE.

      THE BOARD OF DIRECTORS OF NEIB UNANIMOUSLY RECOMMENDS THAT YOU VOTE "FOR" THIS PROPOSAL (WHICH IS PROPOSAL 3 ON YOUR PROXY CARD).

                 PROPOSAL 4 - ADJOURNMENT OF THE ANNUAL MEETING

      In addition to the proposals to approve the split transaction and to elect directors, the stockholders of NEIB are also being asked to approve a proposal to adjourn or postpone the Annual Meeting to permit further solicitation of proxies in the event that an insufficient number of shares is present in person or by proxy to approve the split transaction.

      Pursuant to Delaware law, the holders of a majority of the outstanding shares of common stock of NEIB are required to approve the split transaction. It is rare for a company to achieve 100% (or even 90%) stockholder participation at an annual or annual meeting of stockholders, and only one-third of the holders of the outstanding shares of common stock of NEIB are required to be represented at the meeting, in person or by proxy, for a quorum to be present. In the event that stockholder participation at the annual meeting is lower than expected, NEIB would like the flexibility to postpone or adjourn the meeting in order to attempt to secure broader stockholder participation in the decision to approve the split transaction.

      Approval of the proposal to adjourn or postpone the annual meeting to allow extra time to solicit proxies (Proposal 4 on your proxy card) requires a vote of a majority of the shares voting on the proposal. Abstentions will be treated as "NO" votes and, therefore, will have an effect on this proposal, and broker non-votes will have no impact on this proposal.

       THE BOARD OF DIRECTORS OF NEIB UNANIMOUSLY RECOMMENDS THAT YOU VOTE
         "FOR" THIS PROPOSAL (WHICH IS PROPOSAL 4 ON YOUR PROXY CARD).

                              STOCKHOLDER PROPOSALS

      Any proposal which a stockholder wishes to have presented at the next annual meeting of the company and included in the proxy statement and form of proxy relating to that meeting must be received at the main office of the company for inclusion in the proxy statement a reasonable time before the company begins to print the proxy materials for the 2006 annual meeting. Any such proposal should be sent to the attention of the Secretary of the company at 648 North Jefferson Street, Huntington, Indiana 46750, and will be subject to the requirements of the proxy rules under the Securities Exchange Act of 1934 and, as with any shareholder proposal (regardless of whether included in the company's proxy materials), the company's certificate of incorporation, by-laws and Delaware law.

      A stockholder proposal being submitted for presentation at the annual meeting but not for inclusion in the company's proxy statement and form of proxy, will be considered untimely if it is received by the company later than a reasonable time before the company begins to print the proxy materials for the 2006 annual meeting. If, however, less than 40 days' notice of the date of the next annual meeting is given or made to stockholders, such proposal shall be considered untimely it if is received by the company later than the close of business on the 10th day following the day on which such notice of the date of the meeting was mailed. If the company received notice of such proposal after such time, each proxy that the company receives will confer upon it the discretionary authority to vote on the proposal in the manner the proxies deem appropriate, even though there is no discussion of the proposal in the company's proxy statement for the next annual meeting.

                           STOCKHOLDER COMMUNICATIONS

      NEIB has a process for communications by stockholders to directors. Stockholders are encouraged to send meaningful correspondence to DeeAnn Hammel, Secretary of Northeast Indiana Bancorp at 648 Jefferson Street, Huntington, Indiana 46750, who will then distribute such correspondence to the appropriate director(s).

      It is the policy of NEIB that all members of the Board of Directors attend NEIB's annual meetings of stockholders, unless such attendance would result in undue hardship to such member(s). All six members of the Board of Directors attended the annual meeting of stockholders held on April 1, 2004.

                                  OTHER MATTERS

Forward Looking Statements

      Statements contained herein that are not purely historical are forward-looking statements, including, but not limited to, statements regarding our expectations, hopes, beliefs, intentions or strategies regarding the future. Actual results could differ materially from those projected in any forward-looking statements as a result of a number of factors, including those detailed in this proxy statement. The forward-looking statements are made as of the date of this proxy statement and we undertake no obligation to update or revise the forward-looking statements, or to update the reasons why actual results could differ materially from those projected in the forward-looking statements.

      We caution you not to place undo reliance on any forward-looking statements made by, or on behalf us in this proxy statement or in any of our filings with the SEC or otherwise. Additional information with respect to factors that may cause the results to differ materially from those contemplated by forward-looking statements is included in our current and subsequent filings with the SEC. See "--Where You Can Find More Information."

Where You Can Find More Information

      We are subject to the information requirements of the Securities Exchange Act, as amended, and in accordance therewith we file reports, proxy statements and other information with the SEC. Such reports, proxy statements and other information can be inspected and copied at the public reference facilities of the SEC at Room 1024, 450 Fifth Street, N.W., Judiciary Plaza, Washington, DC 20549. Copies of such materials can also be obtained at prescribed rates by writing to the Public Reference Section of the SEC at 450 Fifth Street, N.W., Judiciary Plaza, Washington, DC 20549. In addition, such reports, proxy statements and other information are available from the EDGAR filings obtained through the SEC's Internet Website (http://www.sec.gov).

Information Incorporated by Reference

      In our filings with the SEC, information is sometimes incorporated by reference. This means that we are referring you to information that we have filed separately with the SEC. The information incorporated by reference should be considered part of this proxy statement, except for any information superceded by information contained directly in this proxy statement. The following documents are incorporated by reference herein:

      o our Annual Report on Form 10-KSB for fiscal year ended December 31, 2004, including audited financial information.

      We are also incorporating by reference all additional reports and other information filed by us with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act between the date of this document and the date of consummation of the split transaction.

      We have supplied all information contained in or incorporated by reference in this document relating to us, provided that any reference to any claim of reliance on the Private Securities Litigation Reform Act's forward looking statement safe harbor contained in any such document is excluded, and is not incorporated herein by reference. You may have been sent some of the reports and other information incorporated by reference in this document by us, but you can also obtain any of them through the SEC at the locations described above, or through us at the address below. We will provide to you, without charge, by first class mail or other equally prompt means within one business day of any written or oral request by you, a copy of any report or other information incorporated by reference in this document by us. You should direct your request to the following address: Northeast Indiana Bancorp, Inc., 648 North Jefferson Street, Huntington, Indiana 46750, Attention: Randy J. Sizemore.

                                  APPENDIX A-1

                          PROPOSED FORM OF AMENDMENT TO
                          CERTIFICATE OF INCORPORATION
                          TO EFFECT REVERSE STOCK SPLIT

      Paragraph A of the Fourth Article of the Certificate of Incorporation is hereby amended by deleting Paragraph A in its entirety and replacing it with the following Paragraph A:

      "A. The total number of shares of all classes of stock which the Corporation shall have the authority to issue is four million five hundred thousand (4,500,000) consisting of:

            1. Five hundred thousand (500,000) shares of preferred stock, par value one cent ($.01) per share (the "Preferred Stock"); and

            2. Four million (4,000,000) shares of common stock, par value one cent ($.01) per share (the "Common Stock").

      Without regard to any other provision of this Certificate of Incorporation, each one (1) share of Common Stock, either issued and outstanding or held by the Corporation as treasury stock, immediately prior to the time this amendment becomes effective shall be and is hereby automatically reclassified and changed (without any further act) into one-one hundred twenty-fifth (1/125th) of a fully-paid and nonassessable share of Common Stock, provided that no fractional shares shall be issued to any registered holder of fewer than 125 shares of Common Stock immediately prior to the time this amendment becomes effective, and that instead of issuing such fractional shares, the Corporation shall pay in cash $23.50 for each share of Common Stock held by any registered holder of fewer than 125 shares of Common Stock immediately before the time this amendment becomes effective."

                                  APPENDIX A-2

                          PROPOSED FORM OF AMENDMENT TO
                          CERTIFICATE OF INCORPORATION
                          TO EFFECT FORWARD STOCK SPLIT

      Paragraph A of the Fourth Article of the Certificate of Incorporation is hereby amended by deleting Paragraph A in its entirety and replacing it with the following Paragraph A:

      "A. The total number of shares of all classes of stock which the Corporation shall have the authority to issue is four million five hundred thousand (4,500,000) consisting of:

            1. Five hundred thousand (500,000) shares of preferred stock, par value one cent ($.01) per share (the "Preferred Stock"); and

            2. Four million (4,000,000) shares of common stock, par value one cent ($.01) per share (the "Common Stock").

      Without regard to any other provision of this Certificate of Incorporation, each one (1) share of Common Stock, either issued and outstanding and any fractional share held by any shareholder who holds in excess of one (1) share immediately prior to the time this amendment becomes effective shall be and is hereby automatically reclassified and changed (without any further act) into one hundred twenty-five (125) fully-paid and nonassessable shares of Common Stock (or, with respect to fractional shares, such lesser number of shares and fractional shares as may be applicable upon such 125 for one ratio), provided that no fractional shares of Common Stock shall be issued."

                                   APPENDIX B

                    OPINION OF KEEFE, BRUYETTE & WOODS, INC.

March 16, 2005

Special Committee of the Board of Directors
Northeast Indiana Bancorp, Inc.
648 North Jefferson Street
Huntington, Indiana 46750

Members of the Special Committee of the Board:

      You have requested our opinion as investment bankers as to the fairness, from a financial point of view, of the per share consideration paid in the Company's proposed Reverse/Forward Stock Split (the "Split") to certain shareholders of Northeast Indiana Bancorp, Inc. (the "Company"). In the split each shareholder of record with fewer than 125 shares will be cashed out at $23.50 per share. KBW does not opine as to the merits of the going private transaction for either the Company or the remaining shareholders.

      Keefe, Bruyette & Woods, Inc., as part of its investment banking business, is continually engaged in the valuation of bank and bank holding company securities in connection with acquisitions, negotiated underwritings, secondary distributions of listed and unlisted securities, private placements and valuations for various other purposes. As specialists in the securities of banking companies, we have experience in, and knowledge of, the valuation of banking enterprises. In the ordinary course of our business as a broker-dealer, we may, from time to time purchase securities from, and sell securities to, the Company, and as a market maker in securities, we may from time to time have a long or short position in, and buy or sell, debt or equity securities of the Company for our own account and for the accounts of our customers. To the extent we are aware of any such position as of the date of this opinion it has been disclosed to the Company. We have acted exclusively for the Special Committee of the Board of Directors of the Company (the "Special Committee") in rendering this fairness opinion and will receive a fee from the Company for our services.

      In connection with this opinion, we have reviewed, analyzed and relied upon material relative to the financial and operating condition of the Company, including among other things, the following: (i) a draft of the Proxy Statement describing the Split, which we assume will correspond in all material respects to the final documents to be mailed to all shareholders; (ii) the Annual Reports to Stockholders and Annual Reports on Form 10-KSB for the three years ended December 31, 2003 of the Company; (iii) Quarterly Reports on Form 10-QSB of the Company for quarters ended September 30, 2004 and June 30, 2004; (iv) recent trading activity of NEIB stock; and (v) other financial information concerning the businesses and operations of the Company furnished to us by the Company for purposes of our analysis. We have also held discussions with senior management of the Company regarding the past and current business operations, regulatory relations, financial condition and future prospects of the Company and such other matters as we have deemed relevant to our inquiry. In addition, we have compared certain financial and stock market information for the Company with similar information for certain other companies the securities of which are publicly traded, reviewed the financial terms of recent splits or other going private transactions in the banking industry and performed such other studies and analyses as we considered appropriate.

      In conducting our review and arriving at our opinion, we have relied upon the accuracy and completeness of all of the financial and other information provided to us or publicly available and we have not assumed any responsibility
for   independently   verifying  the  accuracy  or   completeness  of  any
such information. We have relied upon the management of the Company as to the reasonableness and achievability of the financial and operating forecasts and projections provided to us, and we have assumed that such forecasts and projections reflect the best currently available estimates and judgments of management and that such forecasts and projections will be substantially realized in the amounts and in the time periods currently estimated by management. With your consent, we relied on advice of counsel and independent accountants to the Company as to legal and financial matters, respectively, concerning the Company and the Split, and have assumed that the Split will be conducted in a manner that complies in all respects with applicable statutes, law, rules and regulations. In rendering our opinion, we have not made or obtained any evaluations or appraisals of the property of the Company, nor have we examined any individual credit files.

      We have considered such financial and other factors as we have deemed appropriate under the circumstances, including, among others, the following: (i) the historical and current financial position and results of operations of the Company; (ii) future prospects of the Company; (iii) the nature and terms of certain other similar transactions involving banks and bank holding companies;
(iv) trading activity in the Company's stock, and; (v) premiums paid on other "going private" transactions. We have also taken into account our assessment of general economic, market and financial conditions and our experience in other similar transactions, as well as our experience in securities valuation and knowledge of the banking industry generally. Our opinion is necessarily based upon conditions as they exist and can be evaluated on the date hereof and the information made available to us through the date hereof.

      It is understood that this letter is for the information of the Special Committee and may not be used for any other purpose without our prior written consent; provided however, that the Company may include the opinion in its entirety as an exhibit or appendix to any report, statement, or schedule filed by the Company with the Securities and Exchange Commission under the Securities Exchange Act of 1934 in connection with the Split.

      This opinion does not address the relative merits of the Split and the privatization impact for either the Company or the remaining shareholders.

      Based upon and subject to the foregoing, it is our opinion that, as of the date hereof, the $23.50 per share consideration to be paid in the Reverse/Forward Stock Split to record holders of fewer than 125 shares is fair, from a financial point of view, to those shareholders of the Company.

                                            Sincerely,

                                            /s/ Keefe, Bruyette & Woods, Inc.

                                            Keefe, Bruyette & Woods, Inc.

                                   APPENDIX C

                         NORTHEAST INDIANA BANCORP, INC.
                             AUDIT COMMITTEE CHARTER

The Audit Committee (the "Committee") of the Northeast Indiana Bancorp, Inc. (the "Company") Board of Directors (the "Board") shall oversee the Company's accounting and final reporting processes and the audits of the Company's financial statements, and shall otherwise exercise oversight responsibility, and assist the Board in fulfilling its oversight functions, with respect to matters involving the accounting, auditing, financial reporting and internal control functions of the Company. In so doing, it shall be the goal of the Committee to maintain free and open means of communication between the members of the Board, the Company's independent public accountants who audit the Company's financial statements (the "Public Accountants") and the Company's financial management. While it is not the Committee's responsibility to certify the Company's financial statements or to guarantee the auditor's report, the Committee will facilitate discussions among the Board, the Public Accountants and the Company's management.

COMPOSITION

The Committee shall be comprised of three or more directors, as determined by the Board, each of whom shall be "independent," as required by applicable securities laws, rules and regulations, the rules of the NASDAQ Stock Market or of any securities exchange or market on which securities of the Company are listed, and any other applicable requirements. Each committee member shall also be free from any relationship that, in the opinion of the Board, would interfere with the exercise of his or her independent judgment as a member of the Committee.

All members of the Committee shall have a basic understanding of finance and accounting and be able to read and understand fundamental financial statements, including the Company's balance sheet, income statement, and cash flow statement. Though not necessarily an "audit committee financial expert" within the meaning of 17 C.F.R. ss. 228.401, at least one member of the Committee shall have accounting or related financial management expertise consisting of employment experience in finance or accounting, requisite professional certification in accounting, or other comparable experience or background which results in the individual's financial sophistication, including being or having been a chief executive officer, chief financial officer or other senior officer with financial oversight responsibilities.

RESPONSIBILITIES

The Committee will meet four times per year, or more frequently as circumstances require at the discretion of the Committee. The Chairman of the Committee will approve the agenda for each meeting. Minutes of each meeting shall be recorded. In certain circumstances, the Chairman of the Committee may represent or act on behalf of the entire Committee. The Committee shall, after each Meeting, report its activities, findings and conclusions to the full Board of Directors and shall ensure that the full Board of Directors is fully informed of the Company's accounting policies and related issues. Attendees at Committee meetings will generally include the Public Accountants, the Chief Financial Officer and the Treasurer, and any other member(s) of management or others who may provide pertinent information. The Committee will:

Financial Information and Reports
---------------------------------

1. Review the significant accounting principles, policies and practices followed by the Company in accounting for and reporting its financial results of operations in accordance with generally accepted accounting principles ("GAAP").

2.    Review  and  discuss  with  management  the  Company's   year-end  audited
      financial statements and related footnotes, and the opinion rendered by the Public Accountants prior to filing or distribution.

3. Discuss the results of the year-end audit separately with the Public Accountants and management prior to releasing year-end earnings in accordance with the quality of accounting policies and disclosures set forth in Statement on Auditing Standards No. 61.

4. Prepare any audit committee reports or other audit committee related disclosure, in filings with the Securities and Exchange Commission (the "SEC") or otherwise, required by applicable securities laws, rules and regulations or by the rules of any securities exchange or market on which securities of the Company are listed, including a report to be included in the Company's Annual Stockholders Meeting Proxy Statement stating whether the Committee has (i) reviewed and discussed the audited financial statement with management, (ii) discussed with the Public Accountants the matters required to be discussed by Statement on Auditing Standards No. 61, (iii) received from the Public Accountants disclosures regarding their independence required by Independence Standards Board Standard No. 1 and
      (iv) discussed with the Public Accountants their independence. The Proxy Statement shall also contain a statement as to whether the Committee members are independent and that the Committee has adopted a charter.

5.    Review  significant  financial  reports to be released  to the public,  or
      filed  with  the  SEC  or  other  regulatory  authority,   prior  to  such
      distribution or filing.

6. Review with financial management and the Public Accountants the Company's earnings releases prior to their dissemination and to the extent there are significant accounting matters in a quarter, discuss such matters with the Public Accountants.

7. Review with the Public Accountants and Management the extent to which changes or improvements in financial or accounting practices, as approved by the Committee, have been implemented.

Public Accountants
------------------

1. Be directly responsible for the appointment, compensation, retention and oversight of the work of the Public Accountants, including resolution of disagreements between management and the Public Accountants regarding financial reporting, for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for the Company. The Public Accountants shall report directly to the Audit Committee.

2. Pre-approve, and adopt such procedures for the pre-approval of, all audit services and permitted non-audit services to be provided to the Company by the Public Accountants, as required by Section l0A(i) of the Exchange Act and the SEC rules adopted thereunder. The Committee may delegate, subject to any rules or limitations it deems appropriate, to one or more designated members of the Committee the authority to grant such pre-approvals; provided, however, that the decisions of any member to whom authority is so delegated to pre-approve an activity shall be presented to the full Committee for ratification at its next meeting.

3. Review the Public Accountant's independence and objectivity at least once annually by (i) inquiring into matters such as all relationships between the Public Accountant and the Company and (ii) reviewing disclosures from the Public Accountant regarding their independence as required by Independence Standards Board Standard No. 1.

4. Review the effectiveness of the independent audit effort, including approval of the scope of, and fees charged in connection with, the annual audit, quarterly reviews and any non-audit services being provided. The Committee may discharge the Public Accountants when circumstances warrant.

5. On an annual basis, obtain and review a report from the Public Accountants concerning their internal quality control review of the firm, any inquiry or investigation by governmental or professional authorities within the preceding five (5) years respecting one or more independent audits carried out by the firm and any steps taken to address such issues.

6. Review the experience and qualifications of the senior members of the Public Accountants' team.

7. Require the rotation of the lead audit partner on a regular basis in accordance with the requirements of the Securities Exchange Act of 1934.

8. Review and approve or veto the Company's hiring of employees or former employees of the Public Accountants who participated in any capacity in the audits of the Company.

9. Following completion of the annual audit, review separately with the Company's management and the Public Accountants any significant difficulties encountered during the course of the audit, including any restrictions on the scope of work or access to required information.

Risk Management and Controls
----------------------------

1. Inquire of management and the Public Accountant about significant risks or exposures and assess the steps which management has taken to minimize such risks and monitor control of these areas.

2. Review with the Public Accountant and the Chief Financial Officer and Treasurer their findings on the adequacy and effectiveness of internal controls and financial control policies and procedures, including management's controls and security procedures with respect to the Company's information systems, and their recommendations for improving the internal control environment. Particular emphasis shall be given to the adequacy of such internal controls to expose any payments, transactions or procedures that might be deemed illegal or otherwise improper.

3. Conduct private sessions with the Public Accountant, the Chief Financial Officer and Treasurer, financial management, and any other party or person so as to ensure that information is adequately flowing to the Committee.

4. Review with the Chief Financial Officer and Treasurer the annual audit plan, significant findings from specific audits and the coordination of audit coverages with the Public Accountant.

5. Periodically review with the Company's legal counsel any matters that could have a significant impact on the Company's financial statements, such as compliance with laws and regulation, litigation, and inquiries received from governmental agencies and regulators.

6.    Review  and  approve  the  appointment,   replacement,   reassignment,  or
      dismissal of the Chief Financial Officer.

7. Review and monitor compliance with the Company's Code of Ethics for Financial Professionals.

Complaints
----------

1.    Establish  procedures  for  the  receipt,   retention,  and  treatment  of
      complaints  received  by  the  Company  regarding   accounting,   internal
      accounting controls, or auditing matters.

2. Establish procedures for the confidential, anonymous submission by Company employees of concerns regarding questionable accounting or auditing matters.

General
-------

1.    Conduct  or  authorize   investigations   into  any  matters   within  the
      Committee's scope of responsibilities.

2. Retain independent counsel, accountants, or others, as it determines necessary to carry out its duties and approve fees of such advisors.

3. Determine appropriate funding, which the Company shall provide, for payment of: (i) compensation to the Public Accountant engaged for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for the Company, (ii) compensation to any advisers employed by the Committee, and (iii) ordinary administrative expenses of the Committee that are necessary or appropriate in carrying out its duties.

4. Discuss the Company's policies with respect to risk assessment and risk management.

5. Investigate any other matter brought to its attention within the scope of its duties that it deems appropriate for investigation.

6.    Perform an annual evaluation of the Committee.

7. Perform such other functions assigned by law, the Company's charter or bylaws, and the Board of Directors, and as are provided by the SEC and the NASDAQ Stock Market, or of any securities exchange or market on which securities of the Company are listed.

8. The Committee will review and reassess the adequacy of the Committee Charter annually and recommend changes, if any, to the Board.

LIMITATIONS

While the Committee has the functions set forth in this Charter, it is not the duty of the Committee to plan or conduct audits or to determine that the Company's financial statements are complete and accurate or are in accordance with generally accepted accounting principles. The Company's management is principally responsible for Company accounting policies, the preparation of the financial statements and insuring that the financial statements are prepared in accordance with generally accepted accounting principles. The Company's independent accountants are responsible for auditing and attesting to the Company's financial statements and understanding the Company's system of internal control sufficient to plan and to determine the nature, timing and extent of audit procedures to be performed. The responsibility to plan and conduct audits is that of the Company's independent accountants.

      In its oversight capacity, the Committee is neither intended nor equipped to guarantee with certainty to the full Board and stockholders the accuracy and quality of the Company's financial statements and accounting practices. Nor is it the duty of the Committee to assure the Company's compliance with laws and regulations. The primary responsibility for these matters also rests with the Company's management. The Committee can do no more than rely upon information it receives, questions and assesses in fulfilling its functions.

                                 REVOCABLE PROXY
                         NORTHEAST INDIANA BANCORP, INC.

                    |X| PLEASE MARK VOTES AS IN THIS EXAMPLE

                                 June ___, 2005

      The undersigned hereby appoints DeeAnn Hammel or Thomas P. Frantz, or each of them, each with power to appoint his substitute, to act as attorneys and proxies for the undersigned to vote all shares of common stock of Northeast Indiana Bancorp, Inc. which the undersigned is entitled to vote at the annual meeting of stockholders, to be held on June ___, 2005 at First Federal Savings Bank's North Office, located at 100 Frontage Road, Huntington, Indiana at 1:00 p.m., Eastern Standard Time, and at any and all adjournments or postponements thereof, as follows:

                                                          FOR   AGAINST  ABSTAIN
I.   The approval of two  amendments  to the  Company's   |_|     |_|      |_|
     articles  of  incorporation  to  effect a  reverse
     1-for-125  stock split  followed  immediately by a
     forward  125-for-1  stock split of common  shares.
     Each  stockholder  owing  fewer than 125 shares of
     common  stock  immediately  prior  to the  reverse
     stock split will,  instead of participating in the
     forward stock split,  receive a cash payment equal
     to $23.50 per share on a pre-split basis.
                                                                         FOR ALL
                                                          FOR   WITHHOLD  EXCEPT
II.  The  election  of the  following  directors  for a   |_|     |_|      |_|
     three-year  term to  expire in the year  2008:  J.
     David Carnes, MD William A. Zimmer


INSTRUCTION: To withhold authority to vote for any individual nominee, mark "For All Except" and write that nominee's name in the space provided below.

--------------------------------------------------------------------------------

                                                          FOR   AGAINST  ABSTAIN
III. Ratification  of the  appointment  of Crowe Chizek   |_|     |_|      |_|
     and Company LLC as independent accountants for the fiscal year ended December 31, 2005.

                                                          FOR   AGAINST  ABSTAIN
IV.  The approval of an adjournment of the meeting,  if   |_|     |_|      |_|
     necessary, to solicit additional proxies.

      In their discretion, the proxies are authorized to vote on any other business that may properly come before the annual meeting, or any adjournments or postponements thereof.

                 THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR"
                          EACH OF THE LISTED PROPOSALS.

      This proxy will be voted as directed, but if no instructions are specified, this proxy will be voted for the proposals stated. If any other business is presented at such annual meeting, this proxy will be voted by those named in this proxy in their best judgment. At the present time, the board of directors knows of no other business to be presented at the annual meeting.

          Please be sure to sign and date this Proxy in the box below.

Date:
     ------------------------                      -----------------------------
                                                       Stockholder sign above

                                                   -----------------------------
                                                   Co-holder (if any) sign above

Detach above card, sign, date and mail in postage-paid envelope provided.

                         NORTHEAST INDIANA BANCORP, INC.

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

      Should the above signed be present and elect to vote at the annual meeting, or at any adjournments or postponements thereof, and after notification to the Secretary of Northeast Indiana Bancorp, Inc. at the annual meeting of the stockholder's decision to terminate this proxy, then the power of such attorneys and proxies will be deemed terminated and of no further force and effect.

The above signed acknowledges receipt, prior to the execution of this proxy, of Notice of the Annual Meeting, a Proxy Statement dated May ___, 2005, and the Annual Report to Stockholders for the fiscal year ended December 31, 2004.

Please sign exactly as your name appears above on this card. When signing as attorney, executor, administrator, trustee or guardian, please give your full title. If shares are held jointly, each holder should sign.

--------------------------------------------------------------------------------
           PLEASE PROMPTLY COMPLETE, DATE, SIGN AND MAIL THIS PROXY IN
                       THE ENCLOSED POSTAGE-PAID ENVELOPE
--------------------------------------------------------------------------------

If your address has changed, please correct the address in the space provided below and return this portion with the proxy in the envelope provided.


-----------------------------

-----------------------------

-----------------------------